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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
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Cincinnati Bell Inc.

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Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, Ohio 45202

March 16, 2018

Dear Fellow Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Cincinnati Bell Inc. to be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, May 1, 2018, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
This booklet includes the formal notice of the meeting as well as the proxy statement. The proxy statement gives you information about the formal items of business to be voted on at the meeting and other information relevant to your voting decisions.
Your vote will be especially important at this year’s annual meeting. As you may have heard, GAMCO Asset Management Inc. (“GAMCO”), an affiliate of GAMCO Investors, Inc., each a controlled entity of Mario J. Gabelli (“Mario Gabelli”), and together with various other entities he directly or indirectly controls or for which he acts as chief investment officer, a shareholder of the Company, has notified the Company that it intends to nominate a slate of three alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by your Board of Directors.
Your Board of Directors does not endorse any of the GAMCO nominees and recommends that you vote “FOR” the election of each of the nominees proposed by your Board of Directors and disregard the GAMCO BLUE proxy card. Your Board of Directors strongly urges you not to sign or return any BLUE proxy card sent to you by GAMCO. If you have previously submitted a BLUE proxy card sent to you by GAMCO, you can revoke that BLUE proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Even if you plan to attend the annual meeting, we request that you vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this proxy statement.
Your vote is very important to us. Regardless of the number of shares you own, please vote. You can vote your shares by internet, toll-free telephone call, or by completing, signing and returning the proxy card enclosed with those materials. Please see page 2 of the proxy statement for more detailed information about your voting options.

Very truly yours,
Phillip R. Cox
Chairman of the Board

Notice of 2018 Annual Meeting of Shareholders

Time and Date:	9:00 a.m., Eastern Daylight Time, Tuesday, May 1, 2018

Place:	Queen City Club
331 East Fourth Street
Cincinnati, Ohio

Matters to be Voted upon:

•	Election as directors of the nine nominees named in the accompanying proxy statement for one-year terms expiring at the 2019 Annual Meeting of Shareholders;

•	Approval, by non-binding advisory vote, of our executive officers' compensation;

•	Approval of an amendment to the Company's Amended and Restated Regulations to provide proxy access to our shareholders;

•	Ratification of our Audit and Finance Committee's appointment of our independent registered public accounting firm for 2018; and

•	Any other business properly brought before the meeting and any adjournments or postponements of the meeting.

Record Date:	March 2, 2018
Only shareholders of record as of the close of business on this date are entitled to vote.
Please note that GAMCO has notified the Company of its intent to nominate a slate of three alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by your Board of Directors. You may receive solicitation materials from GAMCO, including proxy statements and BLUE proxy cards. We are not responsible for the accuracy of any information provided by or relating to GAMCO or its nominees contained in solicitation materials filed or disseminated by or on behalf of GAMCO or any other statements GAMCO may make.
Your Board of Directors does NOT endorse any of the GAMCO nominees and recommends that you vote “FOR” the election of each of the nominees proposed by your Board of Directors by using the enclosed WHITE proxy card and disregard the GAMCO BLUE proxy card. Your Board of Directors strongly urges you not to sign or return any BLUE proxy card sent to you by GAMCO. If you have previously submitted a BLUE proxy card sent to you by GAMCO, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Even if you plan to attend the annual meeting, we request that you vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this proxy statement.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by returning the enclosed WHITE proxy card in the enclosed postage-paid envelope or by the internet or by telephone.

Connie M. Vogt
Corporate Secretary

Proxy Statement for Annual Meeting of Shareholders

The annual meeting of shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company") will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, May 1, 2018, at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio.
We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our Board of Directors for the 2018 Annual Meeting of Shareholders on that date, and any adjournment or postponement of the meeting. Our 2017 annual report accompanies this proxy statement.
Please note that GAMCO has notified the Company of its intent to nominate a slate of three alternative nominees for election as directors at the annual meeting in opposition to the nominees recommended by your Board of Directors. You may receive solicitation materials from GAMCO, including proxy statements and BLUE proxy cards. We are not responsible for the accuracy of any information provided by or relating to GAMCO or its nominees contained in solicitation materials filed or disseminated by or on behalf of GAMCO or any other statements GAMCO may make.
Your Board of Directors does NOT endorse any of the GAMCO nominees and recommends that you vote “FOR” the election of each of the nominees proposed by your Board of Directors by using the enclosed WHITE proxy card and disregard the GAMCO BLUE proxy card. Your Board of Directors strongly urges you not to sign or return any BLUE proxy card sent to you by GAMCO. If you have previously submitted a BLUE proxy card sent to you by GAMCO, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Even if you plan to attend the annual meeting, we request that you vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2018.
This proxy statement and the 2017 annual report are first being made available on the website at www.proxyvote.com and mailed to shareholders on or about March 16, 2018. Other information on our website does not constitute part of this proxy statement.

Meeting and Voting Highlights

The Annual Meeting

Time and Date:	9:00 a.m., Eastern Daylight Time, May 1, 2018
Place:	Queen City Club 331 East Fourth Street Cincinnati, Ohio
Record Date:	March 2, 2018

Purpose of Meeting
This is the Annual Meeting of Shareholders of Cincinnati Bell Inc. ("Cincinnati Bell", "we", "our", "us", or the "Company"). At the meeting, we will be voting upon:

		Board's Recommendation	Votes Required for Approval
Proposal 1:	Election of directors for one-year terms expiring in 2019.	FOR each of the Company's nominees	Plurality of votes cast
Proposal 2:	Approval, by a non-binding advisory vote, of our executive officers' compensation.	FOR	Majority of shares present and entitled to vote
Proposal 3:	Approval of an amendment to the Company’s Amended and Restated Regulations to provide proxy access to our shareholders.	FOR	Majority of outstanding voting power voting as single class
Proposal 4:	Ratification of our Audit and Finance Committee's appointment of our independent registered public accounting firm for 2018.	FOR	Majority of shares present and entitled to vote
Our Board of Directors ("Board") strongly encourages you to exercise your right to vote on these matters. Your vote is important. We are furnishing this proxy statement to provide information in connection with the Company and the proposals being voted upon at the 2018 Annual Meeting.

Who May Vote
Common and preferred stock shareholders of Cincinnati Bell Inc., whose shares are recorded directly in their names in our stock register (“shareholders of record”) at the close of business on March 2, 2018 (the "Record Date"), may vote their shares on the matters to be acted upon at the meeting. Shareholders who hold shares of our common stock in “street name,” that is, through an account with a bank, broker, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions that the street name holders will receive from the holder of record.

How to Vote
If you meet the above qualification, you may vote in one of the following four ways:

BY INTERNET	BY PHONE	BY MAIL	ATTEND THE MEETING
:	(	*	?
Follow the instructions on the WHITE proxy card using the control number shown there.	Follow the instructions on the WHITE proxy card using the control number shown there.	You can vote by marking, dating and signing your proxy card and returning it by mail in the postage-paid envelope provided. Please mail this item to allow delivery prior to the meeting.
Whether you are a shareholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person. See “How can I attend and vote my shares at the meeting?” on page 55.

Admission to the Meeting
If you are a shareholder of record, you will need to provide a valid government-issued photo ID to gain admission to the meeting.
If you own shares held in street name, bring with you to the meeting both a valid government-issued photo ID and your most recent brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on March 2, 2018. We can use that to verify your beneficial ownership of common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a signed proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

Additional Information
More detailed information about the 2018 Annual Meeting of Shareholders and voting can be found in “Questions and Answers” beginning on page 53.

Governance
Board of Directors and Committees

Corporate Governance Overview
Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.
The Company’s Amended and Restated Regulations provide that the Board shall consist of not less than nine nor more than seventeen persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. At this time, the Board has determined that the Board shall consist of nine members.
As previously announced, Mr. John M. Zrno informed the Board that he will not stand for re-election at the Company’s 2018 Annual Meeting. Mr. Zrno will continue to serve as a Director until the 2018 Annual Meeting. After careful consideration, Mr. Leigh R. Fox has been nominated by our Board for election at the 2018 Annual Meeting to fill the seat currently held by Mr. Zrno.
Also as previously announced, Mr. Phillip R. Cox has informed the Board of his intention to step down from his role as Chairman prior to the 2019 Annual Meeting. Accordingly, the Board anticipates designating a successor to Mr. Cox as Chairman prior to the 2019 Annual Meeting. Mr. Cox has also informed the Board that he does not intend to stand for re-election to the Board at the Company's 2019 Annual Meeting.
In addition, on July 9, 2017, the Company entered into an agreement to acquire Hawaiian Telcom Holdco, Inc. (the “Hawaiian Telcom Acquisition”). Under the terms of the Hawaiian Telcom Acquisition, the Company will be required to expand the size of the Board from nine members to eleven members upon the closing of the acquisition. Two members of the expanded Board will be designated by Hawaiian Telcom Holdco, Inc. and the remaining nine members will be designated by Cincinnati Bell (with such designees expected to be the then-current members of the Board).
These changes to the composition of the Board align with the Company’s ongoing Board refreshment process which aims to renew the Board with directors who have deep industry expertise and appropriate board experience. The Company’s Board refreshment process has already resulted in the addition of three new independent directors in the last five years.
The Company has a long-standing policy that the positions of Chairman of the Board (currently held by Mr. Phillip R. Cox) and Chief Executive Officer (currently held by Mr. Leigh R. Fox) should be held by separate persons, as discussed in its Corporate Governance Guidelines. The Company continues to believe that this structure is in the best interest of shareholders because it facilitates the Board’s oversight of management, allows the independent directors to be more actively involved in setting agendas and establishing priorities for the work of the Board, and is consistent with the principles of good corporate governance.
Our Board currently has the following five committees: (i) the Audit and Finance Committee, (ii) the Business Development Committee, (iii) the Compensation Committee, (iv) the Governance and Nominating Committee, and (v) the Executive Committee. The members and function of each committee are described below. During fiscal year 2017, the Board held thirteen meetings and twice took action by unanimous written consent, and all directors attended at least 75% of all Board and applicable committee meetings during the period in which he or she served as a director.
Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Annual Meeting of Shareholders. All of the directors, who were on the Board at the time and were seeking election, attended the 2017 Annual Meeting of Shareholders.
For information on how to obtain a copy of the Company's Corporate Governance Guidelines, please see page 59.

Director Independence
In accordance with the rules and listing standards of the New York Stock Exchange ("NYSE") and the Company’s Corporate Governance Guidelines, the Board affirmatively evaluates and determines the independence of each director and each nominee for election. Based on an analysis of information supplied by the directors, the Board evaluates whether any director has any material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company that might cause a conflict of interest in the performance of a director’s duties.
Based on these standards, the Board determined that each of the following persons who served as a non-employee director in 2017 is independent and has no relationship with the Company, except as a director and shareholder:

• Phillip R. Cox	• Russel P. Mayer
• John W. Eck	• Lynn A. Wentworth
• Jakki L. Haussler	• Martin J. Yudkovitz
• Craig F. Maier	• John M. Zrno*

*On March 1, 2018, Mr. Zrno informed the Board that he would not seek re-election at the 2018 Annual Meeting.
In addition, based on these standards, the Board determined that Mr. Torbeck was not independent because he served as Chief Executive Officer of the Company through May 31, 2017.
The independent, non-employee directors of the Company meet in executive session without management present at each regularly scheduled meeting of the Board. Mr. Cox presides at the meetings of the non-employee directors.

Committees of the Board
The Board has five committees: (i) the Audit and Finance Committee, (ii) the Business Development Committee, (iii) the Compensation Committee, (iv) the Governance and Nominating Committee and (v) the Executive Committee. For information on how to obtain a copy of each committee’s charter (other than the Executive Committee), please see page 59.
The directors serving on each Committee are appointed by the Board at least annually for terms expiring at the next annual meeting of shareholders.
The following table lists the chairs (C) and members (M) of each standing committee at the end of 2017:

Name of Director (a)	Audit and Finance	Business Development	Compensation	Governance and Nominating	Executive

Phillip R. Cox	M	M	M	M	C
John W. Eck			M	M
Jakki L. Haussler	M			C	M
Craig F. Maier	M		C		M
Russel P. Mayer	M	C
Theodore H. Torbeck					M
Lynn A. Wentworth	C		M		M
Martin J. Yudkovitz		M		M
John M. Zrno		M	M

(a)	With the exception of Mr. Torbeck, all directors were determined by the Board to be independent directors.

Audit and Finance Committee:  The Audit and Finance Committee currently consists of five persons, none of whom is an executive officer of the Company. The Audit and Finance Committee held five meetings during 2017. The purpose of the Audit and Finance Committee is, among other things, to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent registered public accounting firm ("Independent Registered Public Accounting Firm"), (iv) the Company’s risk assessment and risk management policies, and (v) the performance of the Company’s internal audit function and Independent Registered Public Accounting Firm. To this end, the Audit and Finance Committee meets in executive session with its own members and may also meet separately with the Independent Registered Public Accounting Firm, the Company’s internal auditors, General Counsel or members of management. The Audit and Finance Committee Charter provides a more detailed description of the responsibilities and duties of the Audit and Finance Committee. For information on how to obtain a copy of the Audit and Finance Committee Charter, please see page 59.
While the Board has ultimate responsibility for risk oversight, it delegates many of these functions to the Audit and Finance Committee. The Audit and Finance Committee receives regular updates on the Company’s existing and emerging risks from the Company’s Internal Audit department. The updates are based upon interviews with senior management of the Company as well as other key employees. The updates include risk rankings and a general description of risk mitigation activities pertaining to each item. In addition, the Audit and Finance Committee receives regular updates from the Company’s Chief Security Officer on cyber security risks and the actions being taken by his department to monitor and mitigate those risks. The Audit and Finance Committee also oversees the Company’s Security Breach Response and Notification Plan, which sets forth the Company’s plan for notifying affected persons and other stakeholders in the event a security breach involving personally identifiable information or protected health information triggers notification requirements under applicable law. The Audit and Finance Committee provides periodic updates to the full Board on risk oversight and cyber security matters.
In performing its duties, the Audit and Finance Committee meets as often as necessary and at least once each calendar quarter with members of management, the Company’s internal audit staff and the Independent Registered Public Accounting Firm. An agenda for each such meeting is provided in advance to the members of the Audit and Finance Committee.
The Board determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the Securities and Exchange Commission (the "SEC") and the independence and other requirements of the rules and listing standards of the NYSE. No member of the Audit and Finance Committee serves on the audit committees of more than three public companies. In addition, the Board determined that Ms. Wentworth and Ms. Haussler are audit committee financial experts as defined in the regulations of the SEC and that each member of the Audit and Finance Committee is financially literate as defined by the rules and listing standards of the NYSE. For Ms. Wentworth’s and Ms. Haussler’s relevant experience, please see pages 15 - 16.
Business Development Committee: In 2017, the Business Development Committee was created and currently consists of four persons, none of whom is an executive officer. The Business Development Committee held four meetings during 2017. The Business Development Committee, among other things, monitors the changing competitive, legislative, regulatory, legal or business conditions impacting the Company’s strategic business plans and reviews with management any acquisition and strategic investment opportunities as they arise, making recommendations to the full Board regarding strategic investment opportunities. The Business Development Committee Charter provides a more detailed description of the responsibilities and duties of the Business Development Committee. For information on how to obtain a copy of the Business Development Committee Charter, please see page 59.
In performing its duties, the Business Development Committee meets as often as necessary. An agenda for each such meeting is provided in advance to the members of the Business Development Committee.
Compensation Committee:  The Compensation Committee currently consists of five persons, none of whom is an executive officer. The Compensation Committee held five meetings and took action by unanimous written consent once during 2017. The Compensation Committee is responsible for, among other things, ensuring that directors and certain key executives are effectively and competitively compensated in terms of base compensation and short- and long-term incentive compensation and benefits. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer and reviews with management the succession planning process for key executive positions. The Compensation Committee Charter provides a more detailed description of the responsibilities and duties of the Compensation Committee. For information on how to obtain a copy of the Compensation Committee Charter, please see page 59.
The Compensation Committee meets as often as necessary to perform its duties. The Compensation Committee also meets separately with the Company’s Chief Executive Officer and other corporate officers, as it deems appropriate, to establish and review the performance criteria and compensation of the Company’s executive officers. An agenda for each such meeting is provided in advance to the members of the Compensation Committee.
The Board determined that each member of the Compensation Committee satisfies the independence requirements of the rules and listing standards of the NYSE.

Governance and Nominating Committee:  The Governance and Nominating Committee currently consists of four persons, none of whom is an executive officer. The Governance and Nominating Committee held three meetings during 2017. The Governance and Nominating Committee, among other things, identifies individuals to become members of the Board, periodically reviews the size and composition of the Board, evaluates the performance of Board members, makes recommendations regarding the determination of a director’s independence, recommends committee appointments and chairpersons to the Board, periodically reviews and recommends to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies and oversees an annual evaluation of the Board and its committees. The Governance and Nominating Committee Charter provides a more detailed description of the responsibilities and duties of the Governance and Nominating Committee. For information on how to obtain a copy of the Governance and Nominating Committee Charter, please see page 59.
The General Counsel and the Secretary of the Company typically attend the meetings of the Governance and Nominating Committee. An agenda for each such meeting is provided in advance to the members of the Governance and Nominating Committee.
The Board determined that each member of the Governance and Nominating Committee satisfies the independence requirements of the rules and listing standards of the NYSE.
Executive Committee:  The Executive Committee currently consists of five persons, one of whom is Mr. Torbeck who served as Chief Executive Officer of the Company until May 31, 2017. The Executive Committee did not meet but took action twice by unanimous written consent during 2017. The Executive Committee acts on behalf of the Board in certain matters, when necessary, between Board meetings.

Other Responsibilities and Governance Process
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As of December 31, 2017, the members of the Compensation Committee included Ms. Wentworth and Messrs. Cox, Eck, Maier and Zrno. None of the Compensation Committee members have at any time been an officer or employee of the Company. None of the Company’s executive officers serve, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.
CODE OF BUSINESS CONDUCT AND CODES OF ETHICS
The Company has a Code of Business Conduct applicable to all officers and employees that describes requirements related to ethical conduct, conflicts of interest and compliance with laws. In addition to the Code of Business Conduct, the Chief Executive Officer and senior financial officers are subject to the Code of Ethics for Senior Financial Officers and the directors are subject to the Code of Ethics for Directors.
For information on how to obtain a copy of the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers or Code of Ethics for Directors, please see page 59.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship (i) in which the Company is a participant, (ii) in which the transaction has an aggregate value greater than $120,000, and (iii) in which any of the following persons has or will have a direct or indirect material interest:
• an executive officer, director or director nominee of the Company;
• any person who is known to be the beneficial owner of more than 5% of the Company's common and preferred shares;
• any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common or preferred shares; or
• any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 10% or greater beneficial ownership interest.

The Company's Code of Business Conduct, the Company’s Code of Ethics for Senior Financial Officers and the Company’s Code of Ethics for Directors require directors, officers and all other members of the workforce to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. The Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Code of Ethics for Directors generally require (i) a director to promptly disclose to the Governance and Nominating Committee any potential or actual conflict of interest involving him or her and (ii) an employee, including the executive officers, to promptly disclose a conflict of interest to the General Counsel. The Governance and Nominating Committee (and, if applicable, the General Counsel) determines an appropriate resolution to actual or potential conflicts of interest on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.
All related party transactions shall be disclosed in the Company's applicable filings with the SEC as required under SEC rules. In 2017 there were no related party transactions requiring disclosure.

Director Compensation

Annual Compensation Program
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors spend in fulfilling their duties to the Company as well as the skill level required.
Compensation for Employee Directors
Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees during the period of their employment. If such directors continue on the Board after their employment ends, such directors may receive additional compensation in connection with such continued service. For example, Mr. Torbeck received a pro rata portion of the Annual Board Retainer in connection with his continued service on the Board after his retirement as Chief Executive Officer on May 31, 2017.
General Compensation Policy for Non-Employee Directors
Directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) while serving as directors of the Company receive compensation from the Company for their service on the Board. The table below sets forth the annual compensation for non-employee directors in 2017.

Compensation Element	2017
Chairman of the Board Annual Retainer (a)	$320,000
Annual Board Retainer	$70,000
Annual Board Equity Award (b)	$100,000
Annual Audit and Finance Committee Chair Retainer	$27,000
Annual Audit and Finance Committee Member Retainer	$15,000
Annual Business Development Committee Chair Retainer	$16,000
Annual Business Development Member Retainer	$10,000
Annual Compensation Committee Chair Retainer	$18,000
Annual Compensation Committee Member Retainer	$10,000
Annual Governance and Nominating Committee Chair Retainer	$16,000
Annual Governance and Nominating Committee Member Retainer	$10,000

(a)	The Chairman is not entitled to receive any of the other annual Board or Committee retainers described above; however, the Chairman is eligible for the Annual Board Equity Award.

(b)
The Annual Board Equity Award for 2017 was granted under the Cincinnati Bell Inc. 2007 Stock Option Plan for Non-Employee Directors to all non-employee directors, including the Chairman of the Board but excluding Mr. Torbeck, in the form of restricted stock units with an aggregate value of $100,000 and a one-year vesting period.

Stock Plan for Non-Employee Directors
On May 4, 2017, the shareholders approved the Cincinnati Bell Inc. 2017 Stock Plan for Non-Employee Directors (the “2017 Directors Plan”). Under this plan, the Company grants its non-employee directors time-based restricted shares, restricted stock units, and/or options to purchase common shares. Pursuant to the current terms of such plan, each non-employee director of the Company, at the discretion of the Board, may be granted a number of restricted common shares, restricted stock units, and/or a stock option for a number of common shares (as determined by the Board) on the date of each annual meeting, if such director first became a non-employee director of the Company before the date of such annual meeting and continues in office as a non-employee director after such meeting.

Currently under the 2017 Directors Plan, up to 350,000 common shares may in the aggregate be the subject of awards granted during the life of the plan, all of which could be subject to stock option awards, restricted stock awards or restricted stock units. The Company has flexibility regarding the type of awards to issue. The Board will exercise its discretion in granting such options, time-based restricted shares, or restricted stock units with the intent that such grants, together with other Company equity-based compensation, provide Company equity-based compensation that is competitive with the value of equity-based compensation provided by comparable companies to their non-employee directors.
Each stock option granted to a non-employee director under the 2017 Directors Plan, or a predecessor plan, requires that upon the exercise of the option, the price to be paid for the common shares that are being purchased under the option will be equal to 100% of the fair market value of such shares as determined at the time such option is granted. With certain exceptions provided in the 2017 Directors Plan, a non-employee director of the Company who is granted an option under the plan generally will have ten years from the date of the grant to exercise the option.
In general, each award will require that the restrictions not lapse in full unless the non-employee director continues to serve as a director of the Company for the vesting period after the applicable award grant date or ends service as a Company director under special circumstances (e.g., death, disability, or attaining retirement age).
On May 2, 2017, the Company granted restricted stock unit awards that vest after one year and with an aggregate value of $100,000 on the date of grant to each non-employee director, other than Mr. Torbeck who was still an employee on that date, under the 2007 Stock Option Plan for Non-Employee Directors. Awards granted in 2016 had an aggregate value of $90,000. Awards granted in 2015 had an aggregate value of $80,000. For 2015 and 2016, the awards were also in the form of restricted stock units which vested on the first anniversary of the grant date.

2017 Director Compensation
The following table shows the compensation paid to our directors for the 2017 fiscal year:

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Option Awards ($) (b)	Total ($)
Phillip R. Cox	320,000	100,000	—	420,000
John W. Eck	90,000	100,000	—	190,000
Jakki L. Haussler	97,500	100,000	—	197,500
Craig F. Maier	103,000	100,000	—	203,000
Russel P. Mayer	101,000	100,000	—	201,000
Theodore H. Torbeck (c)	23,333	—	—	23,333
Lynn A. Wentworth	107,000	100,000	—	207,000
Martin J. Yudkovitz	90,000	100,000	—	190,000
John M. Zrno	92,917	100,000	—	192,917

(a)
The values reflect the aggregate grant-date fair value of the restricted stock units granted on May 2, 2017 computed in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation” for all awards. For a discussion of the valuation assumptions and methodology, see Note 13 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2017 .

(b)
No stock options were awarded in 2017. As of December 31, 2017, the non-employee directors held an aggregate of 41,768 unvested stock awards, as set forth in the following table. None of the non-employee directors held outstanding stock options as of December 31, 2017.

(c)
Mr. Torbeck only received a pro rata portion of the Annual Board Retainer in connection with his continued service on the Board after his retirement as Chief Executive Officer on May 31, 2017. Information concerning compensation earned by Mr. Torbeck while still an employee of the Company can be found in the Summary Compensation Table on page 34 and outstanding equity awards held by Mr. Torbeck as of December 31, 2017 can be found in the Outstanding Equity Awards at Fiscal Year End table on page 40.

Name	Number of Unvested Stock Awards Outstanding as of December 31, 2017	Number of Option Awards Outstanding as of December 31, 2017
Phillip R. Cox	5,221	—
John W. Eck	5,221	—
Jakki L. Haussler	5,221	—
Craig F. Maier	5,221	—
Russel P. Mayer	5,221	—
Lynn A. Wentworth	5,221	—
Martin J. Yudkovitz	5,221	—
John M. Zrno	5,221	—

Board of Directors Selection Process

Director Qualifications and Nominations
The Governance and Nominating Committee will consider director candidates recommended by shareholders. Except as described under “Background of the Solicitation”, the Governance and Nominating Committee did not receive, and therefore did not consider, any recommendations for director candidates by any shareholder for the 2018 Annual Meeting of Shareholders.
The Governance and Nominating Committee uses the following process to identify and evaluate director nominee candidates. Any qualified individual or group, including shareholders, incumbent directors and members of senior management, may at any time propose a candidate to serve on the Board. Background information on proposed candidates is forwarded to the Governance and Nominating Committee. For information on how to propose a candidate to serve on the Board, please see page 59. The Governance and Nominating Committee reviews forwarded materials relating to prospective candidates in the event of a director vacancy. A candidate selected from the review is interviewed by each member of the Governance and Nominating Committee, unless the member waives the interview requirement. If approved by the Governance and Nominating Committee, the candidate will be recommended to the full Board for consideration. The Governance and Nominating Committee evaluates shareholder-recommended candidates in the same manner that it evaluates all other candidates.
All nominees to the Board should possess the following attributes:

•	Established leadership reputation in his/her field;

•	Known for good business judgment;

•	Active in business;

•	Knowledge of business on a national/global basis;

•	Meets high ethical standards; and

•	Commitment to regular board/committee meeting attendance.
In addition, the Board will consider the following factors:

•	The nominee's familiarity with the field of IT services, entertainment and communications; and

•	Whether the nominee would contribute to the gender, racial and/or geographical diversity of the Board.
While the Company has not adopted a formal process or policy for determining whether diversity exists on the Board, the selection criteria used by the Governance and Nominating Committee when considering director nominees, as noted above, includes as a factor whether a nominee would contribute to the gender, racial and/or geographical diversity of the Board.
Mr. Leigh R. Fox is the only director nominee at the 2018 Annual Meeting who is standing for election for the first time. Mr. Fox will fill the vacancy created by the retirement of Mr. Zrno.

Background of the Solicitation

On July 9, 2017, the Company entered into a definitive agreement for the Hawaiian Telcom Acquisition.

On October 6, 2017, GAMCO announced in an amendment to its Schedule 13D filing its intention to nominate up to three candidates to stand for election as directors to the Board at the Company’s 2018 Annual Meeting of Shareholders. GAMCO also disclosed that, together with its affiliates, it had beneficial ownership of approximately 11.36% of the Company’s outstanding common stock.

On October 17, 2017, Mario J. Gabelli and Leigh R. Fox, President and Chief Executive Officer of the Company, met to discuss the strategic and financial plans of the Company and the rationale underlying the Hawaiian Telcom Acquisition.

On January 31, 2018, GAMCO publicly announced that it intended to nominate two individuals to stand for election as directors to the Board at the Company’s 2018 Annual Meeting of Shareholders. Also on January 31, 2018, GAMCO filed an amendment to its Schedule 13D filing disclosing that, together with its affiliates, it had beneficial ownership of approximately 11.08% of the Company’s outstanding common stock. Also on January 31, 2018, Mr. Gabelli and Mr. Fox spoke on the telephone to discuss GAMCO’s public announcement earlier that day.

On February 2, 2018, the Company received a notice from GAMCO indicating that GAMCO intended to nominate two individuals to stand for election as directors to the Board at the Company’s 2018 Annual Meeting of Shareholders. Also on February 2, 2018, GAMCO filed an amendment to its Schedule 13D filing disclosing that, together with its affiliates, it had beneficial ownership of approximately 11.08% of the Company’s outstanding common stock.

On February 6, 2018, the Company received a notice from GAMCO indicating that GAMCO intended to nominate one additional individual to stand for election as a director to the Board at the Company’s 2018 Annual Meeting of Shareholders.

On February 7, 2018, GAMCO filed an amendment to its Schedule 13D filing disclosing that, together with its affiliates, it had beneficial ownership of approximately 11.08% of the Company’s outstanding common stock.

Even though GAMCO’s nominations were received by the Company after the deadline for shareholder recommendations of director candidates stated in the Company’s 2017 proxy statement, the Governance and Nominating Committee nonetheless reviewed and evaluated the GAMCO nominees.

On February 6, 2018, Christopher J. Wilson, Vice President and General Counsel of the Company, contacted David Goldman, General Counsel of GAMCO, to inform GAMCO that the Governance and Nominating Committee would evaluate the GAMCO nominees as it does all shareholder nominees. Mr. Wilson requested that GAMCO ask its nominees to complete the Company’s standard director and officer questionnaire to provide additional information to assist the Governance and Nominating Committee in its review and evaluation of each GAMCO nominee. To date, none of the GAMCO nominees has completed such questionnaire.

Following its review and evaluation of the GAMCO nominees, the Governance and Nominating Committee determined that the GAMCO nominees lack appropriate qualifications and experience to serve as directors of the Company, specifically noting that the nominees lack any relevant industry experience.

Item 1 - Election of Directors
The Company’s Amended and Restated Regulations provide that the Board shall consist of not less than nine nor more than seventeen persons, with the exact number to be fixed and determined by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. The Board has determined that the Board shall consist of nine members.
The directors will serve until their respective successors are elected and qualified.
Based upon the recommendations of the Governance and Nominating Committee, the Board has nominated Phillip R. Cox, John W. Eck, Leigh R. Fox, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Theodore H. Torbeck, Lynn A. Wentworth, and Martin J. Yudkovitz to serve until the 2019 Annual Meeting of Shareholders. Each of the nominees is standing for re-election, except for Mr. Fox, who is standing for election for the first time to fill the seat currently held by Mr. Zrno. The Board has determined that all director nominees, other than Mr. Torbeck and Mr. Fox, are independent and have no relationship with the Company other than as a shareholder and director.
If, at the time of the Annual Meeting, one or more of the nominees should be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees, if any, and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.
Information regarding the business experience of each nominee is provided on pages 14 - 16.

GAMCO has notified the Company of its intent to nominate a slate of three alternative nominees for election as directors of the Company at the Annual Meeting in opposition to the nominees recommended by your Board. As a result, assuming such nominees are in fact proposed for election at the Annual Meeting, the election of directors will be considered a contested election and, as provided in the Company’s Amended Articles of Incorporation, directors will be elected on a plurality basis. This means that the candidates receiving the highest number of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee.
Your Board does not endorse any of the GAMCO nominees and recommends that you disregard any BLUE proxy card that may be sent to you by GAMCO. Voting to “WITHHOLD” with respect to any of GAMCO nominees on its BLUE proxy card is not the same as voting “FOR” your Board’s nominees because a vote to “WITHHOLD” with respect to any of GAMCO’s nominees on its BLUE proxy card will revoke any previous proxy submitted by you. If you have already voted using a BLUE proxy card sent to you by GAMCO, you have every right to change it and we urge you to revoke that proxy by voting in favor of your Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote?” on page 56. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at 877-456-3402.

Our Recommendation
The Board recommends election of each of the Company’s nominees.

The following are brief biographies of each person nominated for election as a director of the Company.

NOMINEES FOR DIRECTORS
(Terms Expire in 2019)

Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation (a financial planning services company) since 1972. He is a current director of TimkenSteel, Diebold Inc., and Touchstone Mutual Funds. He is a former director of the Federal Reserve Bank of Cleveland and Duke Energy Corporation. Director since 1993. Age 70.

With his years of entrepreneurial and managerial experience in the development and growth of Cox Financial Corporation, coupled with the experience he has gained from serving on the audit and compensation committees of several public company boards, Mr. Cox brings a valuable perspective to the Company’s Board. In addition, having served as Chairman of the Company’s Board since 2003, Mr. Cox has demonstrated an effective management style and the ability to facilitate the Board’s primary oversight functions.

Phillip R. Cox

Mr. Eck is currently the Chief Local Media Officer at Univision Communications, Inc. ("Univision"), the leading Hispanic media company in the United States. Prior to joining Univision in 2011, Mr. Eck worked at NBC Universal (“NBCU”) for 18 years, most recently serving as President, Media Works, where he oversaw NBCU’s information, broadcasting and production technology and NBCU’s television and film studio operations. Prior to joining NBCU, Mr. Eck held various other executive and financial positions at General Electric Company ("GE"). Director since 2014. Age 58.
With over 35 years of media, finance and information technology experience at Univision, NBCU and GE, Mr. Eck brings relevant industry experience from the perspective of a producer and distributor of media content. This experience makes him a very valuable asset to the Board as a member of the Compensation Committee and Governance and Nominating Committee.

John W. Eck

Mr. Fox has served as President and Chief Executive Officer of Cincinnati Bell Inc. since June 1, 2017. Mr. Fox joined Cincinnati Bell in 2001 and held several positions, including President and Chief Operating Officer from September, 2016 to June, 2017; Chief Financial Officer from October, 2013 to September 2016; Chief Administrative Officer from July, 2013 to October 2013; Senior Vice President of Finance and Operations from December 2012 to July, 2013; and Vice President of Finance at Cincinnati Bell Technology Solutions Inc. from October, 2008 to December, 2012. Age 45.
Mr. Fox is on the boards of the USA Regional Chamber, American Red Cross and Anthony Munoz Foundation. He is a member of the Cincinnati Business Committee and the Business Leader’s Alliance. Mr. Fox brings to the Board valuable public-company financial experience, a keen understanding of the communications and information technology industries, and vast knowledge of the Company’s business.

Leigh R. Fox

Ms. Haussler has served as Chairman and Chief Executive Officer of Opus Capital Group (a registered investment advisory firm) since 1996. She is a director of Morgan Stanley Funds. She is a former director of Capvest Venture Fund, LP, Adena Ventures, LP (a venture capital fund), and The Victory Funds. Director since 2008. Age 60.

With more than 30 years of experience in the financial services industry, including her years of entrepreneurial and managerial experience in the development and growth of Opus Capital Group, Ms. Haussler brings a valuable perspective to the Company’s Board. Through her role at Opus Capital and her service as a director of several venture capital funds and other boards, Ms. Haussler has gained valuable experience dealing with accounting principles and evaluating financial results of large corporations. She is a certified public accountant (inactive), an attorney in the State of Ohio (inactive), and an audit committee financial expert under SEC regulations. This experience, coupled with her educational background, makes her a valuable asset to the Board as Chair of the Governance and Nominating Committee and as a member of the Audit and Finance Committee and Executive Committee.

Jakki L. Haussler

Mr. Maier is retired. He was President and Chief Executive Officer of Frisch’s Restaurants, Inc. ("Frisch's"), operator of family style restaurants and former publicly-traded company, a position he held from 1989 to 2015. He was also a director of Frisch’s from 2008 to 2015. Director since 2008. Age 68.

With over 20 years of experience as the chief executive officer of a large, publicly-traded corporation, Mr. Maier brings to the Board demonstrated management and leadership ability. In addition, Mr. Maier has valuable experience dealing with accounting principles, financial reporting regulations and evaluating financial results of large corporations. This experience makes him a valuable asset to the Board as Chairman of the Compensation Committee and as a member of the Audit and Finance Committee and Executive Committee.

Craig F. Maier

Mr. Mayer is retired, and is now working part time with several consulting companies in information technology and business process improvement. Prior to joining the Board, Mr. Mayer held several executive-level information technology and business process improvement positions at General Electric Company ("GE"). Most recently, he was Executive Vice President, CIO, and Quality Leader at GE Healthcare from 2009 to 2012. Prior to that, he was Executive Vice President and CIO at GE Healthcare from 2005 to 2008; Vice President and CIO at GE Aircraft Engines and GE Transportation from 2000 to 2005; and CIO and Chief Quality Officer at NBC from 1998 to 2000. He held various other information technology and business process improvement positions at GE from 1986 to 1998. Prior to that he held multiple positions at Chiquita Brands, Republic Steel and Enduro Stainless. Director since 2013. Age 64.

With over 40 years of information technology and business process improvement experience at large, global organizations, Mr. Mayer brings relevant industry experience from the customer’s perspective. This experience makes him a valuable asset to the Board as Chairman of the Business Development Committee and as a member of the Audit and Finance Committee. He also serves as a valuable resource to the Company’s management team.

Russel P. Mayer

Mr. Torbeck retired as Chief Executive Officer of Cincinnati Bell Inc. effective May 31, 2017. Prior to his retirement, he served as President from January 31, 2013 until September 1, 2016. He joined Cincinnati Bell in 2010 as President and General Manager of Cincinnati Bell Communications Group. Prior to joining Cincinnati Bell, Mr. Torbeck was Chief Executive Officer of the Freedom Group and also worked for 28 years for the General Electric Company (“GE”), where he served as the Vice President of Operations for GE Industrial Business, President and CEO of GE’s Rail Services business and Vice President of Global Supply Chain for GE Aviation. Director since January 2013. Age 61.

Mr. Torbeck brings to the Board critical knowledge and understanding of the products and services offered by the Company and a strong understanding of the telecommunications industry. Mr. Torbeck’s prior business and management experience also provides the Board with a valuable perspective on managing a successful business. He also serves as a member of the Executive Committee.

Theodore H. Torbeck

Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. ("BlueLinx"), a building products distributor, from 2007 to 2008. Prior to joining BlueLinx, she was, most recently, Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group ("BellSouth") and held various other positions at BellSouth from 1985 to 2007. She is a certified public accountant licensed in the state of Georgia. She is a director, chair of the Audit Committee and member of the Nominating & Governance Committee of Graphic Packaging Holding Company. She is also a director, chair of the Audit and Finance Committee and a member of the Compensation Committee of CyrusOne Inc. Director since 2008. Age 59.

Ms. Wentworth’s experience as Chief Financial Officer and Treasurer of BlueLinx as well as her 22 years of telecommunications industry experience at BellSouth makes her a valuable asset to the Board as Chair of the Audit and Finance Committee and as a member of the Compensation Committee and Executive Committee. Ms. Wentworth qualifies as an audit committee financial expert under applicable SEC regulations. Ms. Wentworth’s prior experience has provided her with a wealth of knowledge in dealing with complex financial and accounting matters affecting large corporations in the telecommunications industry.

Lynn A. Wentworth

Mr. Yudkovitz is retired. He was head of The Walt Disney Company’s ("Disney") Strategic Innovation Group (2010 through 2015). He also served as the Senior Vice President for Corporate Strategy and Business Development at Disney (2005-2010) and as President of TiVo (2003-2005). Previously, Mr. Yudkovitz was President of two divisions at NBC and a key member of the teams that developed and launched the CNBC and MSNBC networks. Mr. Yudkovitz currently serves as Chairman of FCC Advisory SubCommittee on Rural Deployment of Broadband. Director since 2015. Age 63.

With over 30 years of experience in both traditional and digital media, Mr. Yudkovitz brings to the Board relevant industry experience, which makes him a valuable asset to the Board as a member of the Business Development Committee and the Governance and Nominating Committee. In addition, Mr. Yudkovitz's previous experience leading large strategic business innovation initiatives at both NBC and Disney makes him a valuable advisor to the Company’s management team on key areas of growth.

Martin J. Yudkovitz

Stock Ownership
Ownership of Equity Securities of the Company

Directors and Executive Officers
The following table sets forth the beneficial ownership of common shares and 6 3/4% Cumulative Convertible Preferred Shares as of March 2 , 2018 (except as otherwise noted) by (i) each current director and each executive officer named in the Summary Compensation Table on page 34, and (ii) all directors and executive officers of the Company as a group.
Unless otherwise indicated, the address of each named director and executive officer is c/o Cincinnati Bell Inc. at the Company's address.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned as of March 2, 2018 (a)	Percent of Common Shares (b)	6 3/4% Convertible Preferred Shares Beneficially Owned as of March 2, 2018 (c)	Percent of 6 3/4% Cumulative Convertible Preferred Shares (c)
Christi H. Cornette	22,484	*	—	*
Phillip R. Cox	17,169	*	—	*
John W. Eck	14,597	*	—	*
Leigh R. Fox	125,400	*	—	*
Jakki L. Haussler	34,406	*	—	*
Andrew R. Kaiser	25,281	*	—	*
Craig F. Maier	34,364	*	—	*
Russel P. Mayer	18,986	*	—	*
Thomas E. Simpson	32,245	*	—	*
Theodore H. Torbeck	308,781	*	—	*
Lynn A. Wentworth	33,774	*	—	*
Christopher J. Wilson	70,825	*	—	*
Martin J. Yudkovitz	13,369	*	—	*
John M. Zrno	40,839	*	—	*
All directors and executive officers as a group (consisting of 16 persons, including those named above)	815,307	1.9%	—	*

*	indicates ownership of less than 1% of issued and outstanding shares.

(a)
Includes common shares subject to outstanding options under the Cincinnati Bell Inc. 2007 Long Term Incentive Plan as of March 2, 2018. The following common shares subject to outstanding options are included in the totals: 300 common shares for Mr. Fox; 1,001 common shares for Mr. Kaiser; and 19,102 common shares for Mr. Wilson. The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investments strategies that hedge the economic risk of owning the Company's common shares and prohibits officers and directors from pledging Company securities as collateral for loans.

(b)	These percentages are based upon 42,394,151 common shares outstanding as of March 2 , 2018, the Record Date.

(c)
These numbers represent 6 3/4% Cumulative Convertible Preferred Shares. In the aggregate, the 155,250 issued and outstanding 6 3/4% Cumulative Convertible Preferred Shares are represented by 3,105,000 depositary shares, and each 6 3/4% Cumulative Convertible Preferred Share is represented by 20 depositary shares.

Principal Shareholders
The following table sets forth the beneficial ownership of common shares as of December 31, 2017 (except as otherwise noted) by each beneficial owner of more than five percent (5%) of the common shares outstanding known by the Company. No beneficial owner owns more than five percent (5%) of the 6 3/4% Cumulative Preferred Shares.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Common Shares
BlackRock, Inc.	6,194,055	(a)	14.70%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	5,171,937	(b)	12.25%
100 Vanguard Blvd.
Malvern, PA 19355
GAMCO Investors, Inc. and affiliates	4,679,428	(c)	11.08%
One Corporate Center
Rye, NY 10580
Nomura Holdings, Inc.	2,147,281	(d)	5.10%
1-9-1 Nihonbashi, Chuo-ku
Tokyo 103-8645, Japan

(a)
As reported on Schedule 13G/A filed on January 19, 2018 by BlackRock, Inc., as of December 31, 2017, BlackRock, Inc. has sole voting power for 6,090,907 common shares and sole dispositive power for 6,194,055 common shares.

(b)
As reported on Schedule 13G/A filed on February 9, 2018 by The Vanguard Group, as of December 31, 2017, The Vanguard Group has sole voting power for 46,932 common shares, shared voting power for 8,487 common shares, sole dispositive power for 5,120,724 common shares and shared dispositive power for 51,213 common shares.

(c)
As reported on Schedule 13D/A filed on February 7, 2018 by GAMCO Investors, Inc., as of February 6, 2018, Gabelli Funds, LLC has sole voting and dispositive power for 1,929,553 common shares, GAMCO Asset Management Inc. has sole voting power for 2,298,652 common shares and sole dispositive power for 2,439,452 common shares, MJG Associates, Inc. has sole voting and dispositive power for 3,000 common shares, Mario J. Gabelli has sole voting and dispositive power for 1,400 common shares, Teton Advisors Inc. has sole voting and dispositive power for 305,023 common shares, Associated Capital Group, Inc. has sole voting and dispositive power for 1,000 common shares. In addition, on the Schedule 13D/A filed on February 7, 2018, Gamco Asset Management, Inc. (1,814) and Gabelli Funds, LLC (39,053) indicated ownership of 6 ¾% Cumulative Convertible Preferred Shares that would convert into an additional 40,867 common shares. The number of common shares reported as beneficially owned in the table above assumes the conversion of such shares.

(d)	As reported on Schedule 13G filed on February 14, 2018 by Nomura Holdings, Inc., as of December 31, 2017, Nomura Holdings, Inc. has shared voting and dispositive power for 2,147,281 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports that they file. Such reports are filed on Forms 3, 4 and 5 under the Securities Exchange Act of 1934. Based solely on the Company’s review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2017 and ending December 31, 2017, all such persons complied on a timely basis with the filing requirements of Section 16(a).

Executive Compensation

Compensation Discussion and Analysis
Named Executive Officers
The Company's 2017 named executive officers (“NEOs”) were:

Theodore H. Torbeck	Chief Executive Officer (a)
Leigh R. Fox	President and Chief Executive Officer (b)
Andrew R. Kaiser	Chief Financial Officer
Thomas E. Simpson	Chief Operating Officer (c)
Christi H. Cornette	Chief Culture Officer (d)
Christopher J. Wilson	Vice President and General Counsel

(a) Mr. Torbeck served as Chief Executive Officer until his retirement on May 31, 2017.
(b) Mr. Fox was appointed President and Chief Executive Officer on June 1, 2017.
(c) Mr. Simpson was appointed Chief Operating Officer on June 1, 2017.
(d) Ms. Cornette was appointed Chief Culture Officer on June 1, 2017.
This Compensation Discussion and Analysis (the “CD&A”) discusses the elements of our executive compensation program and the reasons why the Compensation Committee selected those particular elements, the performance metrics and goals under certain of those elements, the compensation that the executives might earn, and how each element encourages the Company's achievement of its business objectives and strategy.

Executive Summary
Our goal is to link the executive compensation program to the Company’s strategic plan and the long-term interests of its shareholders. The Company’s long-term strategy is to become a leading technology company with state of the art fiber assets providing end-to-end communications services (high speed data, video and voice solutions) and IT systems and solutions. The Company’s strategic goals are to:

•	expand our fiber network; and

•	grow our IT services and hardware segment.
Consequently, the Company’s executive compensation program ties a significant portion of an executive’s realized annual compensation to the Company’s achievement of financial and strategic goals. For 2017, the key financial measures utilized to assess annual performance are revenue and Adjusted EBITDA. The key financial measures utilized to assess long-term performance are strategic revenue, Adjusted EBITDA, and return on invested capital (“ROIC”). See pages 23 - 26 for a detailed discussion of the payments made under the annual and long-term incentive plans for 2017 performance. In addition, the Company will adjust the final long-term performance payout using a total shareholder return (“TSR”) factor based on the Company’s TSR performance as compared to the Russell 2000 index.
For 2017, the Company achieved the following financial and operational results:

•	Grew both video and internet subscribers year-over-year by approximately 8,900 and 5,500, respectively.

•	Completed the acquisition of OnX Enterprise Solutions ("OnX") in October 2017, which contributed $150 million to revenue and $8 million to EBITDA during the fourth quarter of 2017.

•
Increased consolidated revenue by $103 million compared to the prior year, including strategic revenue growth of 11% to $705 million, driven by strong demand for fiber-based products and $32 million of OnX strategic revenue.

•
Adjusted EBITDA totaled $303 million, down $3 million compared to 2016. Adjusted EBITDA increased $7 million year-over-year when excluding the $10 million decrease due to no longer amortizing the pension postretirement credit.

•	Continued the construction of the fiber network passing an additional 38,800 addresses with Fioptics, which is now available to approximately 70% of Greater Cincinnati.

•	Refinanced the Corporate Credit Agreement and issued $350 million in 8% Senior Notes to fund the acquisition of OnX in 2017 and the pending acquisition of Hawaiian Telcom expected to close in 2018.

•	Liquidated the remaining 2.8 million common shares of CyrusOne for proceeds of $141 million.

As a result of the above achievements, the NEOs earned their annual and long-term performance incentives at slightly below target.
We believe that our 2017 results confirm that the Company’s executive compensation program effectively focuses our key executive talent on achieving our strategic revenue, Adjusted EBITDA and ROIC goals over multiple years and aligns executive long-term incentive rewards with the interests of shareholders. The mix of base pay (the “fixed cost” of the program) and both annual and long-term incentive plans promote achievement of current-year goals and longer-term business strategies while driving appropriate business behavior without inducing executives to take undue business risks.
The following chart summarizes the key elements of our compensation program, which are discussed in more detail later in the CD&A.

The following chart summarizes the key elements of our compensation program, which are discussed in more detail later in the CD&A.

Component	Purpose	Key Characteristics	2017 Key Actions
Base Salary	• Allows Company to attract and retain executives • Recognizes individual performance through merit increases • Recognizes individual work experience and level of responsibility	• Fixed annual cash compensation • Increases primarily driven by individual performance and by market positioning • Used to calculate other components of compensation
• Mr. Fox received an increase in March in conjunction with his appointment as Mr. Torbeck's successor

• Mr. Kaiser and Ms. Cornette received increases in September to reflect their increased responsibilities

• Mr. Wilson received a merit increase effective January 1

Annual Incentives	• Motivate achievement of Company annual financial goals and strategic objectives • Motivate achievement of individual annual performance goals	• Performance-based annual cash incentive compensation • Annual incentive target set as a percentage of base salary
 • The revenue and Adjusted EBITDA performance metrics, which affect 80% of incentive payout, were attained at approximately 51.0% and 101.8%, respectively, of target. Together with the individual performance portion, NEO total annual incentive payouts were 95.3% of target

 • The following received increases in their respective incentive targets:
◦
Mr. Fox (March)
◦
Mr. Kaiser (September)
◦
Ms. Cornette (September)
◦
Mr. Wilson (January)

Performance-Based and Time-Based Restricted Stock Unit Awards
• Motivate achievement of Company long-term financial goals and strategic objectives

• Facilitate executive equity ownership thereby further aligning executive and shareholder interests

• Retain key executives

• Performance-based stock unit awards provide performance-based long-term equity incentive compensation (with vesting based on both continued service and achievement of performance goals)

• Performance-based stock unit awards granted annually with three-year performance cycles

• Restricted stock units are time-based and vest on the 3rd anniversary of the grant date

• Mr. Fox received a supplemental award in March in conjunction with his appointment as Mr. Torbeck's successor

• 2017 grants consist of restricted stock units (25%) and performance-based stock units (75%)

• 2017 results will be calculated for each performance period (2017, 2017-2018 and 2017-2019), with a single payment at the end of the 3-year performance period

• In 2016, ROIC was added as a performance measure

The Company also provides certain retirement benefits and post-termination compensation to the NEOs, as described in more detail later in this CD&A.

Compensation Practices
The Company reviews and modifies its executive compensation program and practices regularly to address changes in the Company's short- and long-term business objectives and strategies, new regulatory standards and to implement evolving best practices. Listed below are compensation practices that the Company has adopted in support of its pay-for-performance philosophy:

•
Performance-Based Compensation. The Company believes that a significant percentage of each NEO's total compensation should be performance-based or “at-risk.” Base salary was only 24% of the Chief Executive Officer's 2017 target compensation and 35% of the other NEOs' 2017 target compensation.

•
Stock Ownership Guidelines. The Company believes that equity ownership creates alignment between executive and shareholder interests. In support of this objective, we maintain stock ownership guidelines under which our NEOs are expected to accumulate specified ownership stakes over time. See pages 30 - 31 for a more detailed discussion.

•
Compensation Risk Assessment. The Company conducts annual compensation risk assessments to ensure that our policies and programs do not unintentionally encourage inappropriate behaviors or lead to excessive risk taking. We have concluded that our compensation plans, policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

•
Repricing Prohibition. We maintain prohibitions against the repricing of underwater stock options in the absence of shareholder approval. The definition of a repricing includes cash buyouts of underwater stock options and stock appreciation rights. This change applies to all grants, including existing grants.

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Double-Trigger Equity Vesting. Existing employment agreements with executives incorporate a “double-trigger” requirement for vesting equity grants in the event of a change in control (“CIC”). The Cincinnati Bell Inc. 2007 Long Term Incentive Plan (the "2007 Long Term Incentive Plan") and revised award agreements, beginning with the 2014 equity grants, provide that in the event of a CIC, an employee must be involuntarily terminated without cause by the Company during the 24-month period following a CIC for previously granted equity awards that are continued, assumed or substituted to vest. The Cincinnati Bell Inc. 2017 Long-Term Incentive Plan contains comparable “double trigger” provisions.

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Executive Compensation Benchmarking. The Company (i) uses the general industry peer group as the primary source of market data for competitive assessments of executive pay, (ii) uses the telecommunications peer group as a secondary reference for assessing market pay and industry compensation practices, and (iii) each year reviews and modifies, if necessary, the telecommunications peer group to make certain that it is an appropriate peer group for comparisons to Cincinnati Bell. We target each pay component and total pay at the 50th percentile.

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Hedging and Pledging Policy. The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.

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Clawback Policy. The Company has a clawback policy that allows it to recover incentive payments to or realized by executive officers in the event that the incentive compensation was based on the achievement of financial results that are subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws, and such restatement results in a lower payment or award.

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Independent Compensation Committee. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange ("NYSE"), and the Company's director independence standards mirror those of the NYSE.

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Independent Compensation Consultant. The Compensation Committee utilizes the services of an outside independent compensation consultant to assist in its duties. The Compensation Committee's consultant performs no other services for the Company or its management.

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Elimination of Gross-Ups. The Compensation Committee has a policy in place that any new or materially amended employment agreement with any NEO will not contain any excise tax gross-up provisions with respect to payments contingent on a CIC. In addition, no current employment agreements contain any excise tax gross-up provisions.

2017 Say-on-Pay Vote and Shareholder Outreach
In response to feedback from shareholders and the proxy advisory firms, the Compensation Committee implemented a number of changes to the 2007 Long Term Incentive Plan and to the terms of the awards granted under the Plan in 2014 and subsequent years (and continuing under the 2017 Long-Term Incentive Plan). The Company believes that these changes were well received by its largest shareholders and are generally seen as a more balanced approach to aligning management compensation with shareholder return. In 2017, restricted stock units were included as part of the long-term awards to help retain key executive talent.
In 2017, approximately 94% of the shares voted with respect to the Company's say-on-pay proposal voted "for" approval of the Company's executive compensation. The Compensation Committee considered the guidance from the proxy advisory firms, noted their recommendation in favor of the Company’s say-on-pay proposal and determined that no special outreach actions were warranted.
The Company will continue its annual outreach efforts, wherein one or more of the Chairman of the Board, the Chairman of the Compensation Committee, the Compensation Committee’s independent compensation consultant, and certain members of senior management will be available to meet directly with any of the Company’s major shareholders to obtain feedback on the Company’s strategic direction as well as its executive compensation program.
Compensation Program Objectives
The executive compensation program's primary objectives are:

•	To attract and retain high-quality executives by offering competitive compensation packages;

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To motivate and reward executives for the attainment of financial and strategic goals, both short-term and long-term, thereby increasing the Company's value while at the same time discouraging unnecessary or excessive risk-taking; and

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To align the interests of the executives and the shareholders by attributing a significant portion of total executive compensation to the achievement of specific short-term and long-term performance goals set by the Compensation Committee.

Elements of Compensation
Base Salary
Base salaries are provided to the Company's NEOs for performing their day-to-day responsibilities. The base salaries of our NEOs are based on a review of the competitive market median for comparable executive positions, assessment by the Chief Executive Officer (or in the case of the Chief Executive Officer's base salary, by the Compensation Committee and entire Board) of the executive's performance as compared to his or her individual job responsibilities, the salary level required to attract and retain the executive and such other factors as the Chief Executive Officer or the Compensation Committee deems relevant for such executive. Generally, no one factor is given more weight than another, nor does the Company and the Compensation Committee use a formulaic approach in setting executive pay. Additionally, while the Company looks at 50th percentile total compensation, it also considers the executive’s individual performance as well in determining salary adjustments.
Mr. Fox received an increase in his base salary and annual incentive target in March 2017 in conjunction with his appointment as Mr. Torbeck’s successor. Mr. Kaiser and Ms. Cornette received increases in their base salary and annual incentive targets effective September 1, 2017 in recognition of their performance and their expanded responsibilities. Mr. Wilson received an increase in his base salary and annual incentive target effective January 1, 2017 in conjunction with the annual review process.
Annual Incentives
Annual incentives are intended to motivate and reward senior executives for achieving the short-term business objectives of the Company. Annual incentives are payable for the achievement of annual financial performance goals established by the Compensation Committee and for individual performance. For the NEOs, financial performance goals represent 80% of the annual incentive determination and individual performance evaluation represents 20%. Payouts, if any, can range from 0% to 150% of the total target annual incentive, depending on the level of achievement of financial goals between threshold and superior levels of performance and evaluations of individual performance and contributions for the year. The Board and Compensation Committee approve financial goals annually which reflect their belief that achievement of these goals drives the Company's strategic success.
The Company used the following goals having the indicated weights in 2017:

•	60% on Adjusted EBITDA;

•	20% on revenue; and

•	20% on individual performance.
The Company has selected Adjusted EBITDA and revenue as its performance measures. Investors have identified these metrics as key indicators of current financial performance and the Company's ability to execute on its strategy of creating a technology company with state of the art fiber assets servicing customers with data, video, voice and IT solutions to meet their evolving needs. Adjusted EBITDA is given a significantly higher weighting than revenue and individual performance because it is a key measure of profitability of the Company that eliminates the effects of accounting and financing decisions. In addition, investors view it as an effective barometer of how well a company can service its debt.
The Board and Compensation Committee review and approve the annual incentive attainment percentages for both Adjusted EBITDA and revenue. In conjunction with such review, they may adjust the actual result or goal amount to reflect a change in business strategy, reallocation of Company resources or an unanticipated event.
The Adjusted EBITDA and revenue goals are assessed independently of each other and are scaled above and below their respective targets. The scale for 2017 targets is set forth below:

Percentage of Criterion Achieved	Adjusted EBITDA Goal		Revenue Goal
	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid	Percentage of Target Incentive Goal	Percentage of Total Annual Incentive Paid
Below 95%	0%	0%	0%	0%
95%	50%	30%	50%	10%
100%	100%	60%	100%	20%
110%	125%	75%	125%	25%
120% or greater	150%	90%	150%	30%
The 2017 target annual incentives for each of the NEOs at year-end are set forth below:

Named Executive Officer	Target Annual Incentive as a Percentage of Base Salary
Theodore H. Torbeck	129%
Leigh R. Fox	100%
Andrew R. Kaiser	100%
Thomas E. Simpson	100%
Christi H. Cornette	100%
Christopher J. Wilson	100%
In 2017, for annual incentive purposes, the chart below sets out the Adjusted EBITDA and revenue target goals and actual results, adjusted for items not contemplated as part of the target goals, such as the results associated with the acquisition of OnX. These results produced a weighted-average payout for the financial portion of approximately 71.3% of target:

Financial Objective
	2017 Threshold Performance Level	2017 Adjusted Target	2017 Superior Performance Level	2017 Actual Results
Adjusted EBITDA	95%	$297 M	120%	$299 M
Revenue	95%	$1.20 B	120%	$1.14 B

The Chief Executive Officer provides the Compensation Committee with his assessment of each other executive officer's individual performance. The Chief Executive Officer reviews, for each executive officer, the performance of the executive's department, the quality of the executive's advice and counsel on matters within the executive's purview, qualitative peer feedback and the effectiveness of the executive's communication with the organization and with the Chief Executive Officer on matters of topical concern. These factors are evaluated subjectively and are not assigned specific individual weights. The Chief Executive Officer then recommends an award for the individual performance-based portion for each of the other NEO's annual incentive, which can range from 0% to 200% of the target award for such portion.
The Compensation Committee meets in executive session to consider the Chief Executive Officer's individual performance. The Compensation Committee evaluates the information obtained from the other directors concerning the Chief Executive Officer's individual performance, based on a discussion led by the Chairman of the Board. Factors considered include: operational and financial performance, succession planning, development of the Company leadership team, development of business opportunities and community involvement/relationships. The Compensation Committee has discretion in evaluating the Chief Executive Officer's performance and may recommend to the full Board a discretionary increase or decrease to the Chief Executive Officer's final annual incentive award as the Compensation Committee believes is warranted.
The table below shows the percentage of target annual incentive earned by each NEO for 2017 for each performance measure and in total as well as the actual award payment:

Named Executive Officer	Total Company Revenue	Total Company Adjusted EBITDA	Individual Performance	Total Annual Incentive Award	Total Annual Incentive Award Payment
Theodore H. Torbeck	51.0%	101.8%	120.0%	95.3%	$953,000
Leigh R. Fox (a)	51.0%	101.8%	120.0%	95.3%	$595,625
Andrew R. Kaiser (a)	51.0%	101.8%	120.0%	95.3%	$251,135
Thomas E. Simpson	51.0%	101.8%	120.0%	95.3%	$428,850
Christi H. Cornette (b)	51.0%	101.8%	120.0%	95.3%	$263,447
Christopher J. Wilson	51.0%	101.8%	120.0%	95.3%	$350,704

(a)	Awards for Messrs. Fox and Kaiser reflect the total amount earned in 2017, based on their prorated targets.

(b)
Ms. Cornette's award reflects the total amount she earned in 2017, which includes prorated targets and the resulting payments under the Management annual incentive plan from January 1 through August 31, 2017 and the NEO annual incentive plan from September 1 through December 31, 2017.

Long-Term Incentives
The long-term incentives granted to NEOs in 2017 consist of performance stock units and restricted stock units. Long-term incentives are intended to encourage the Company's executives to focus on and achieve the long-term (three-year) business goals of the Company and to aid their development and retention through share ownership and recognition of future performance. An executive's realization of his or her long-term incentive means that the Company has also performed in accordance with its plan over a long-term period. The total annual long-term incentive opportunity for each NEO is established by the Compensation Committee or in the case of the CEO, by the Compensation Committee and the entire Board, in terms of dollars. In administering the long-term incentive program, the Compensation Committee considers competitive market data (as discussed on pages 28 - 29) and the recommendations of the Chief Executive Officer regarding each executive's performance and specific individual accomplishments. For each type of award, the number of performance shares/units and/or restricted stock units to grant is determined by dividing the approved aggregate award amount by the closing price of a share of common stock on the day the Board approves the financial results. The Compensation Committee's policy is not to grant more than 2,000,000 shares per year in connection with long-term incentive awards under the 2017 Long Term Incentive Plan. To the extent that the settlement of the long-term incentive awards in any year exceeds 2,000,000 shares, the excess portion of the incentives are settled in cash.
Stock Options/SARs
No stock options or SARs were granted to any NEO in 2017.

Performance-Based and Time-Based Restricted Stock and Unit Awards
Performance-based and time-based awards for 2017 were granted in the form of performance stock units and restricted stock units.
Restricted stock units will be paid in common shares at the end of a three-year vesting period.
Like the 2015 and 2016 performance stock unit awards, the performance stock units granted in 2017 are structured to be paid in common shares, cash equal to the fair market value of common shares, or a combination thereof, at the end of a three-year performance period and are based on the achievement of specific Company quantitative goals over such three-year performance period. Such awards were granted during the first quarter of each calendar year following finalization and approval by the entire Board of the financial goals for the next three-year performance period. For the 2015 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals for the three-year performance period (2015-2017) as approved by the entire Board. For the 2016 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals for each of the performance periods (2016, 2016-2017 and 2016-2018) as approved by the entire Board, with a single payout at the end of the three-year performance period. For the 2017 awards, performance goal attainment will be based on the achievement of the specific Company quantitative goals on a cumulative basis for each of the performance periods (2017, 2017-2018 and 2017-2019) as approved by the entire Board, with a single payout at the end of the three-year performance period.
For the 2015 three-year performance cycle ending December 31, 2017, Adjusted EBITDA, strategic revenue and unlevered cash return on assets are equally weighted. For Adjusted EBITDA and strategic revenue, achievement must be at least 95% of the target goal in order to generate a threshold level payout equal to 50% of the target award for each executive. For unlevered cash return on assets for the 2015-2017 performance cycle, achievement must be at least 16.0% in order to generate a threshold level payout equal to 75% of the target award for each executive. The final payout calculation for the 2015-2017 performance cycle is subject to a +/- 15% adjustment based on the Company’s TSR over the three-year performance period compared to the Russell 2000 Index. Achievement less than the 35th percentile of the Russell 2000 Index will result in a 15% reduction while achievement greater than the 65th percentile will result in a 15% increase. For TSR results greater than the 35th percentile and less than the 65th percentile of the Russell 2000 index, the +/- 15% adjustment will be determined based on interpolation.
The threshold, target and superior performance levels are the same for each of the NEOs. Adjusted EBITDA, strategic revenue and unlevered cash return on assets (profitability) target goals for the 2015-2017 three-year performance period are shown in the table below:

2015-2017 Performance Cycle
	Threshold Performance Level	Target	Superior Performance Level	Actual Results	Percentage of Target (a)
Adjusted EBITDA	95.0%	100.0%	120.0%	99.0%	89.8%
Strategic Revenue	95.0%	100.0%	120.0%	103.7%	109.2%
Profitability	85.0%	100.0%	110.0%	87.4%	78.3%

(a)	The maximum payout for the full 3-year performance cycle is 150%.

For each of the 2016 performance periods (2016, 2016-2017 and 2016-2018) within the 3-year performance cycle ending December 31, 2018, and each of the 2017 performance periods (2017, 2017-2018 and 2017-2019), within the 3-year performance cycle ending December 31, 2019, respectively, Adjusted EBITDA, strategic revenue and ROIC are equally weighted. For Adjusted EBITDA and strategic revenue, achievement must be at least 95% of the target goal in order to generate a threshold level payout equal to 50% of the target award for each executive. For ROIC, achievement must be at least 77.0% for the 2016 performance periods and 75.0% for the 2017 performance periods in order to generate a threshold level payout equal to 75% of the target award for each executive. The final payout calculation for the 2016-2018 performance period and for the 2017-2019 performance period is subject to a +/- 15% adjustment based on the Company’s TSR over the three-year performance period compared to the Russell 2000 Index. Achievement less than the 35th percentile of the Russell 2000 Index will result in a 15% reduction while achievement greater than the 65th percentile will result in a 15% increase. For TSR results greater than the 35th percentile and less than the 65th percentile of the Russell 2000 index, the +/- 15% adjustment will be determined based on interpolation.

Benefits
NEOs hired prior to January 1, 2009 participate in the Cincinnati Bell Management Pension Plan (the "Management Pension Plan") as all other eligible salaried and certain non-union hourly employees. The Management Pension Plan is a qualified defined benefit plan with a nonqualified provision that applies to the extent that eligible earnings or benefits exceed the applicable Internal Revenue Code limits for qualified plans. The Company makes all required contributions to this plan. However, as described on page 41, the Management Pension Plan is now frozen and no further credits, other than interest, are made to the plan. The executives, along with all other salaried employees, also participate in a 401(k) savings plan, which includes a Company matching contribution feature that vests 100% of such matching contributions in the employee's account as they are made to the plan.
The value of the Company's retirement program is not considered in any of the compensation decisions made with respect to other elements of NEO compensation, because the Company believes that the alignment of the interests of executives and shareholders is most effectively accomplished through its short- and long-term incentive compensation programs.

Compensation Determination Process
Role of the Compensation Committee and Management in Recommending Compensation
As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive grant amounts are determined within the framework of the executive's position and responsibility, individual performance and future leadership potential, as determined by the Chief Executive Officer in consultation with the Compensation Committee, or by the Compensation Committee and the entire Board in the case of the Chief Executive Officer, as well as with regard to the external marketplace.
The Chief Executive Officer presents compensation recommendations for the senior executives, including the other NEOs, to the Compensation Committee for its review and approval. The Compensation Committee evaluates the performance of the Chief Executive Officer, determines his compensation, and discusses its recommendation with the entire Board in executive session before the entire Board grants its approval.
Determination of the Target Compensation Levels
In determining pay levels, the Company established a philosophy to target each component - base salary, target annual incentive and target long-term incentive - at the market 50th percentile appropriate to the revenue size of the Company. In implementing this philosophy, the Compensation Committee considers and evaluates the following information:

•An annual study of market compensation practices conducted by Willis Towers Watson, the Company’s compensation consultant, at the Company’s request, whereby it obtains, compiles and supplies to the Company and the Compensation Committee competitive compensation information as described below:

◦Pay practices for executive officers from Willis Towers Watson’s compensation survey, reflecting general industry companies across a broad range of revenue sizes (the "General Industry Survey"). Since executive compensation correlates to a company's annual revenue (i.e., the higher a company's revenue, generally the higher the executive's market compensation), the Company, in consultation with Willis Towers Watson, uses a statistical technique called "regression analysis1" to adjust the survey data to the Company’s revenue size. The Compensation Committee approved the use of the General Industry Survey information as the primary source for market competitive assessments of NEO pay levels for the following reasons:

•The ever-changing landscape of the telecommunications industry and the difficulty in assessing year-over-year changes in executive compensation within these companies due to mergers, acquisitions, etc.;
•The lack of a sufficient number of suitable telecommunications companies within the Willis Towers Watson database to secure adequate pay survey data, resulting in the need to use proxy data for some telecommunications companies; and
•The absence of pay data in the proxies for certain NEO positions.

◦Pay practices for executive officers of a peer group consisting of 19 telecommunications companies (the "Telecommunications Peer Group"). Because of the reasons noted above, the Compensation Committee uses the information about the Telecommunications Peer Group as a secondary source for monitoring compensation trends to provide reasonable assurance that using the General Industry Survey data for comparative analysis does not cause an aberration of the Company's executive compensation at the 50th percentile. The Telecommunications Peer Group used in 2017 is shown in Schedule 1.

[1] Regression analysis is a statistical tool for determining the relationship between a dependent variable (in this case, target compensation levels) and an independent variable (in this case, revenue). The technique correlates median predicted pay for companies by taking into consideration their revenues (i.e., smaller revenue companies would have pay predicted based on their revenues rather than by a simple median of pay for all companies in the General Industry Survey). For each executive position whose compensation is assessed and set by the Compensation Committee (or the full Board, in the case of the Chief Executive Officer), Willis Towers Watson produces a predicted level for each pay component at the 50th percentile of companies based on Cincinnati Bell's revenues. The use of regression analysis allows the Compensation Committee to compare each executive's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies

•The Compensation Committee annually reviews and approves the list of companies in the Telecommunications Peer Group.

•To provide additional context for the Compensation Committee in making its decisions, the Compensation Committee reviews "tally sheets" prepared for each of the executives. Tally sheets provide the Compensation Committee with detailed information, as of a given date, about each executive's current compensation (including the value of any applicable benefit programs) and wealth accumulation, including the value of accrued and vested pay, such as shares of Company stock, vested stock options and other equity awards owned by the executive, the value of any retirement benefits provided by the Company and any pay and benefits triggered under a variety of employment termination scenarios.

•Input from the Compensation Committee's independent compensation consultant, Mr. Charles J. Mazza.

•Input from Company management (primarily the Chief Executive Officer and the Chief Financial Officer) and the Company's independent compensation consultant, Willis Towers Watson.

•Each NEO's individual performance and current/future potential with the Company.
The Compensation Committee considers, as one of the many factors, each component of executive officer compensation compared to the revenue size-adjusted market 50th percentile for two reasons:

•Benchmarking target compensation at the 50th percentile is consistent with the practice followed by a majority of companies and is considered "best practice," and

•Above-median compensation should be on a delivered actual basis, rather than a target basis, for overachievement of target performance goals consistent with the Company's pay-for-performance philosophy.
In determining the appropriate compensation levels in a particular year, the Company evaluates the following from the general industry survey and the industry peer group data:

•Base salary;

•Total target cash compensation - the sum of base salary plus target annual incentive bonus opportunity; and

•Total target direct compensation - the sum of base salary plus target annual incentive bonus opportunity plus target long-term incentive opportunity.
The Compensation Committee compares each NEO's pay, both by pay component and in total, to the market 50th percentile of similar revenue-sized companies set forth in the peer groups. The Company does not review pay levels at individual companies or the specific structure of other companies' short- or long-term incentive plans. Instead, the Compensation Committee considers the predicted pay levels in both peer groups as an indication of market pay practice relating to each pay component and the relevant mixture among pay components. Thus, the Compensation Committee is able to validate that each NEO's compensation package is market competitive and that an appropriate portion of it is "at risk;" that is, subject to payment only if the Company attains certain quantitative results and the individual achieves certain qualitative results.

For 2017, the charts below (which exclude Mr. Torbeck who retired on May 31, 2017) reflect that each executive has a significant percentage of compensation "at risk" as it reflects the allocation of total target direct compensation among base salary, annual incentive bonus and long-term incentive compensation.
Based on market practices, combined with the Compensation Committee members' collective experience, the Compensation Committee believes that the foregoing allocation of pay among base salary and short- and long-term incentive compensation provides appropriate motivation to achieve objectives set for the current year while also providing a significant incentive that requires the executives to make decisions that are intended to sustain attainment of business objectives over the longer term.
Role of Compensation Consultants
Both the Compensation Committee and the Company have engaged a consultant to advise on compensation-related matters. Neither the Compensation Committee nor the Company has identified any conflicts of interest with respect to their respective compensation consultant that would impair the advice provided by such compensation consultant.
The Compensation Committee retains Mr. Charles J. Mazza, an independent compensation consultant, who performs no other services for the Company or its management, to assist in its deliberations regarding executive compensation. Pursuant to the Committee's instructions, Mr. Mazza analyzes and comments on various compensation proposals made by the Company and on various topics specified by the Committee and opines and reports on these matters in open sessions of Compensation Committee meetings. In executive sessions of the Compensation Committee meetings, Mr. Mazza addresses subjects of particular interest to the Compensation Committee, such as compensation of the Chief Executive Officer, and presents his analysis of such subjects including the pros and cons of certain compensation elements and his recommendations. Pursuant to the Compensation Committee Chair's request, Mr. Mazza contacts each member of the Compensation Committee annually as part of the Compensation Committee's self-evaluation and reports his conclusions to the Compensation Committee.
The Company retains Willis Towers Watson to assist with various compensation-related projects during the course of the year. Typically, the Company has a discussion with Willis Towers Watson about a project, outlining the project's objectives, and discusses Willis Towers Watson's approach to the project before requesting them to complete the project. The projects range from requests for general compensation data or information to requests for specific guidance and recommendations, such as designing specific incentive plans.
Other Compensation Policies
Stock Ownership Guidelines
The Compensation Committee recognizes that executive stock ownership is an important means of aligning the interests of the Company's executives with those of its shareholders. Stock ownership guidelines for the NEOs are as follows:

•	Chief Executive Officer - 5 times base salary (as adjusted each year)

•	Other NEOs - 2 times base salary (as adjusted each year)

The Compensation Committee has established a time line of five years from the date the individual becomes an NEO to reach the guidelines.  To the extent possible, future long-term incentive awards will be made in shares based on share availability to assist the executives in meeting the guidelines.  Aside from the Company's actual performance from one year to the next, the price of the Company's stock may vary due to the general condition of the economy and the stock market. Therefore, the Compensation Committee may measure an executive's progress more on the basis of the year-over-year increase in the number of shares owned rather than the overall market value of the shares owned in relation to the executive's ownership goal. For purposes of measuring ownership, only shares owned outright or beneficially by the executive (including shares owned by the executive's spouse or dependent children and shares owned through the Company's savings plan) are included. Shares represented by unvested stock options or any other form of equity for which a performance or vesting condition remains to be completed before the executive earns a right to and receives the shares are not counted in determining the executive's level of ownership.
As of March 2, 2018, Mr. Fox has achieved approximately 23% of his ownership goal; Mr. Kaiser has achieved approximately 17% of his ownership goal; Mr. Simpson has achieved approximately 18% of his ownership goal; Ms. Cornette has achieved approximately 21% of her ownership goal; and Mr. Wilson has achieved approximately 63% of his ownership goal. Mr. Torbeck retired as Chief Executive Officer on May 31, 2017 and is no longer required to meet the ownership guidelines.
Prohibition on Hedging and Pledging
The Company's Insider Trading Policy expressly prohibits ownership of derivative financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's common stock and prohibits officers and directors from pledging Company securities as collateral for loans.
Employment Agreements, Severance and Change in Control Payments and Benefits
The Company generally enters into employment agreements with the NEOs for several reasons. Employment agreements give the Company flexibility to make changes in key executive positions with or without a showing of cause, if terminating the executive is determined by the Company or the Board to be in the best interests of the Company. The agreements also minimize the potential for litigation by establishing separation terms in advance and requiring that any dispute be resolved through an arbitration process. The severance, change-in-control ("CIC") payments and benefits provided under the employment agreements as described in more detail beginning on page 38 are important to ensure the retention of the NEOs.
Depending on the circumstances of their termination, the NEOs are eligible to receive severance benefits in the form of a multiple of annual base salary as a lump sum payment, continued access to Company-provided healthcare benefits for a defined period post-employment, and accelerated vesting of all equity as determined by the provisions in their employment agreements, which are discussed in detail starting on page 42. Under a dismissal without cause or constructive discharge following a CIC, the Company provides the severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of possible change in control situations without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a CIC, the Company believes it is appropriate to provide severance at these levels to ensure the financial security of these executives, particularly in view of the non-compete provisions which state that, for 12 months (24 months in the case of the Chief Executive Officer) following termination, the executive will not compete with the Company or solicit customers or employees of the Company. Because these potential payments are triggered under very specific circumstances, such payments are not considered in setting pay or other elements of executive compensation. The Compensation Committee has a policy that the Company will not enter into any new or materially amended employment agreements with NEOs providing for excise tax gross-up provisions with respect to payments contingent upon a CIC, and no NEO has an excise tax gross-up provision.

Adjustments and Recovery of Award Payments and Clawback Policy
The Company is subject to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002. Therefore, if the Company was required to restate its financial results due to any material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the Securities and Exchange Commission could act to recover from the Chief Executive Officer and Chief Financial Officer any bonus or other incentive-based or equity-based compensation received during the 12-month period following the date the applicable financial statements were issued and any profits from any sale of securities of the Company during that 12-month period.

In addition, the Board has adopted an interim executive compensation recoupment/clawback policy with the intention that the policy will be modified when final regulations required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") are adopted by the SEC. The policy allows the Company to recover incentive payments to, or realized by, certain executive officers in the event that the incentive compensation was based on the achievement of financial results that were subsequently restated to correct any accounting error due to material noncompliance with any financial reporting requirement under federal securities laws and such restatement results in a lower payment or award.
Compensation Limitation
Section 162(m) of the Code generally limits to $1,000,000 the available deduction to the Company for compensation paid to any of the Company's NEOs, except for performance-based compensation that meets certain requirements and is paid under a binding agreement that was in effect on or before November 2, 2017. Although the Compensation Committee considers the anticipated tax treatment to the Company of its compensation payments, the Compensation Committee has determined that it will not limit executive compensation to amounts deductible under Section 162(m) of the Code.

Any general statement that incorporates this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in the proxy statement with management. Based on our review and discussions with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Cincinnati Bell Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
COMPENSATION COMMITTEE
Craig F. Maier, Chairman
Phillip R. Cox
John W. Eck
Lynn A. Wentworth
John M. Zrno

Compensation Tables

Summary Compensation Table
The following table sets forth information concerning the compensation of any person who served as the principal executive officer (Theodore H. Torbeck and Leigh R. Fox) or principal financial officer (Andrew R. Kaiser) during the year ended December 31, 2017, and the three most highly compensated persons who served as executive officers (Thomas E. Simpson, Christi H. Cornette and Christopher J. Wilson ) at the end of the year ended December 31, 2017 (collectively, the “NEOs”).
Summary Compensation Table — Fiscal 2017

Name, Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (b)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Theodore H. Torbeck (e)	2017	331,611	—	—	—	953,000	—	10,600	1,295,211
Chief Executive Officer	2016	775,913	—	1,995,000	—	926,900	—	10,302	3,708,115
	2015	775,000	—	1,750,000	—	951,080	—	9,805	3,485,885
Leigh R. Fox (f)	2017	622,885	—	1,450,000	—	595,625	15,444	10,600	2,694,554
President and Chief Executive Officer	2016	422,950	—	500,000	—	505,848	(5,949)	10,600	1,433,449
	2015	385,000	—	375,000	—	472,472	(8,413)	10,400	1,234,459
Andrew R. Kaiser (g)	2017	331,154	—	350,000	—	251,135	—	6,119	938,408
Chief Financial Officer	2016	249,510	—	—	—	145,842	—	6,115	401,467
Thomas E. Simpson (h)	2017	450,000	—	450,000	—	428,850	13,209	10,600	1,352,659
Chief Operating Officer	2016	397,384	—	250,000	—	589,156	(5,063)	10,600	1,242,077
	2015	370,000	—	200,000	—	248,835	(7,038)	468	812,265
Christi H. Cornette (i)	2017	368,213	—	200,000	—	263,447	40,824	6,766	879,250
Chief Culture Officer
Christopher J. Wilson	2017	367,723	—	390,000	—	350,705	52,500	10,600	1,171,528
Vice President and General Counsel	2016	354,804	—	390,000	—	822,746	(14,151)	10,600	1,563,999
	2015	353,600	—	320,000	—	398,578	(22,106)	10,400	1,060,472

(a)
The 2017 amounts reflect the grant-date fair value of the restricted stock units (25% of award) and the performance stock units (75% of award) issued in 2017 to Messrs. Fox, Kaiser, Simpson and Wilson and Ms. Cornette for the 2017-2019 performance cycle. The 2016 amounts reflect the grant-date fair value of the restricted stock units (25% of award) and the performance stock units (75% of award) issued in 2016 to Messrs. Torbeck, Fox, Simpson and Wilson for the 2016-2018 performance cycle. The 2015 amounts reflect the grant-date fair value of the performance stock units issued in 2015 to Messrs. Torbeck, Fox, Simpson and Wilson for the 2015-2017 performance cycle. All amounts assume payout at target. For further discussion of these awards, see Note 13 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. The table below shows the amounts if the maximum payout is earned based on the stock price at date of grant.

	Stock Awards ($)
Name	2017	2016	2015
Theodore H. Torbeck	—	2,743,125	2,625,000
Leigh R. Fox	1,993,750	687,500	562,500
Andrew R. Kaiser	481,250	—	—
Thomas E. Simpson	618,750	343,750	300,000
Christi H. Cornette	275,000	—	—
Christopher J. Wilson	536,250	536,250	480,000

(b)
Non-equity incentive plan compensation represents amounts earned for annual performance-based cash incentives and long-term incentive performance plan cash-settled awards. The table below shows the amounts earned for each of these awards:

Name	Year	Annual Performance-Based Cash Incentive ($)	Long-Term Cash-Settled Performance Units ($) (1)	Total ($)
Theodore H. Torbeck	2017	953,000	—	953,000
	2016	926,900	—	926,900
	2015	951,080	—	951,080
Leigh R. Fox	2017	595,625	—	595,625
	2016	505,848	—	505,848
	2015	472,472	—	472,472
Andrew R. Kaiser	2017	251,135	—	251,135
	2016	145,842	—	145,842
Thomas E. Simpson	2017	428,850	—	428,850
	2016	385,148	204,008	589,156
	2015	248,835	—	248,835
Christi H. Cornette	2017	263,447	—	263,447
Christopher J. Wilson	2017	350,705	—	350,705
	2016	387,546	435,218	822,764
	2015	398,578	—	398,578

(1)
The amounts shown above for long-term cash-settled performance units earned by Messrs. Simpson and Wilson represent the amounts earned in 2016 and paid in 2017 for the 2014-2016 performance cycle related to cash-payment performance awards granted in January 2014.

(c)
The amounts shown in this column for Messrs. Fox, Simpson and Wilson and Ms. Cornette represent the one-year change in the value of their qualified defined benefit plan and nonqualified excess plan for 2017, 2016 and 2015, respectively, projected forward to age 65 for each executive with interest credited at 4.0%, and then discounted back to the respective year at the discount rate (3.6% for 2017, 4.0% for 2016 and 3.8% for 2015) required under Accounting Standards Codification Topic ("ASC") 960. The present value of the accrued pension benefits increased in 2017 primarily due to a decrease in the applicable discount rate. The Company froze participation in its qualified pension plan for management employees in 2009; therefore, Messrs. Torbeck and Kaiser are not entitled to any benefits under this plan. None of the executives receive any preferential treatment or above-market interest under the Company's retirement plans.

(d)
For each NEO, the amount represents the Company's 401(k) match. Under the terms of the Cincinnati Bell Inc. Retirement Savings Plan, the Company's matching contribution is equal to 100% on the first 3% and 50% on the next 2% of contributions made to the plan by the participant. Eligible compensation generally includes base wages plus any annual incentive paid to eligible participants. For 2017, the maximum Company matching contribution is $10,600.

(e)
Mr. Torbeck retired as Chief Executive Officer on May 31, 2017. Information concerning compensation paid to Mr. Torbeck as a director after his retirement can be found in the 2017 Director Compensation table on page 10.

(f)	Mr. Fox was appointed President and Chief Executive Officer on June 1, 2017.

(g)	Mr. Kaiser was appointed Chief Financial Officer on September 1, 2016.

(h)	Mr. Simpson was appointed Chief Operating Officer on June 1, 2017.

(i)	Ms. Cornette was appointed Chief Culture Officer on June 1, 2017.

Grants of Plan-Based Awards
The following table sets forth information concerning equity grants to the NEOs during the year ended December 31, 2017 as well as estimated future payouts under cash incentive plans:
Grants of Plan-Based Awards in 2017 Fiscal Year

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#) (c)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Company Shares on Grant Date ($/Sh)	Grant Date Fair Value of Stock Based Awards ($) (d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Theodore H. Torbeck
Performance stock units		—	—	—	—	—	—	—	—	—	—	—
Restricted stock units		—	—	—	—	—	—	—	—	—	—	—
Annual cash incentive		500,000	1,000,000	1,500,000	—	—	—	—	—	—	—	—
Leigh R. Fox
Performance stock units	1/26/2017	—	—	—	12,500	25,000	37,500	—	—	—	22.50	562,500
Restricted stock units	1/26/2017	—	—	—	—	—	—	8,333	—	—	22.50	187,500
Performance stock units	3/1/2017	—	—	—	13,358	26,717	40,075	—	—	—	19.65	525,000
Restricted stock units	3/1/2017	—	—	—	—	—	—	8,906	—	—	19.65	175,000
Annual cash incentive		312,500	625,000	937,500	—	—	—	—	—	—	—	—
Andrew R. Kaiser
Performance stock units	1/26/2017	—	—	—	5,833	11,666	17,499	—	—	—	22.50	262,500
Restricted stock units	1/26/2017	—	—	—	—	—	—	3,889	—	—	22.50	87,500
Annual cash incentive		131,761	263,521	395,282	—	—	—	—	—	—	—	—
Thomas E. Simpson
Performance stock units	1/26/2017	—	—	—	7,500	15,000	22,500	—	—	—	22.50	337,500
Restricted stock units	1/26/2017	—	—	—	—	—	—	5,000	—	—	22.50	112,500
Annual cash incentive		225,000	450,000	675,000	—	—	—	—	—	—	—	—
Christi H. Cornette
Performance stock units	1/26/2017	—	—	—	3,333	6,667	10,000	—	—	—	22.50	150,000
Restricted stock units	1/26/2017	—	—	—	—	—	—	2,222	—	—	22.50	50,000
Annual cash incentive		138,456	276,911	415,367	—	—	—	—	—	—	—	—
Christopher J. Wilson
Performance stock units	1/26/2017	—	—	—	6,500	13,000	19,500	—	—	—	22.50	292,500
Restricted stock units	1/26/2017	—	—	—	—	—	—	4,333	—	—	22.50	97,500
Annual cash incentive		184,000	368,000	552,000	—	—	—	—	—	—	—	—

(a)	The annual cash incentive amounts for Messrs. Fox and Kaiser and Ms. Cornette reflect their prorated targets for 2017.

(b)
Amounts reflect shares issuable under performance stock units awarded in 2017. Performance will be measured based on achievement of the defined targets over the three-year period 2017-2019. See pages 25 - 26 for further details. For further discussion of assumptions and valuation, refer to Note 13 in our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(c)	Restricted stock units were awarded in 2017 as part of the long-term incentive award. The restricted stock units vest on the 3rd anniversary of the grant date.

(d)
This amount is equal to the dollar amount of the restricted stock units awarded in 2017 and the dollar value target number of performance stock units awarded in 2017 based on the Company's closing stock price on the date of grant of $22.50 for January 26, 2017 and $19.65 for March 1, 2017.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
During 2017, all of the NEOs were employed pursuant to agreements with the Company. Each employment agreement sets forth, among other things, the NEO's base salary, bonus opportunities, entitlement to participate in the Company's benefit and pension plans and to receive equity awards and post-termination benefits and obligations.
Mr. Torbeck retired on May 31, 2017. Mr. Torbeck's employment agreement provided for the employment and retention of Mr. Torbeck for a one-year term subject to automatic one-year extensions. Mr. Torbeck's agreement provided for both a minimum base salary of $750,000 and a minimum bonus target of $750,000 per year.
Based on the agreements in place at December 31, 2017:
Mr. Fox's employment agreement provides for the employment and retention of Mr. Fox for a one-year term subject to automatic one-year extensions. Mr. Fox's employment agreement provides for both a minimum base salary of $650,000 and a minimum bonus target of $650,000 per year.
Mr. Kaiser’s employment agreement provides for the employment and retention of Mr. Kaiser for a one-year term subject to automatic one-year extensions. Mr. Kaiser’s employment agreement provides for both a minimum base salary of $400,000 and a minimum bonus target of $400,000 per year.
Mr. Simpson’s employment agreement provides for the employment and retention of Mr. Simpson for a one-year term subject to automatic one-year extensions. Mr. Simpson’s employment agreement provides for a minimum base salary of $450,000 and a minimum bonus target of $450,000 per year.
Ms. Cornette's employment agreement provides for the employment and retention of Ms. Cornette for a one-year term subject to automatic one-year extensions. Ms. Cornette's employment agreement provides for a minimum base salary of $380,000 and a minimum bonus target of $380,000 per year.
Mr. Wilson's employment agreement provides for the employment and retention of Mr. Wilson for a one-year term subject to automatic one-year extensions. Mr. Wilson's employment agreement provides for a minimum base salary of $368,000 per year and a minimum bonus target of $368,000 per year.
Each of the NEOs, except for Messrs. Torbeck and Kaiser, has accrued benefits in the Management Pension Plan, which contains both a qualified defined benefit plan and a nonqualified excess benefit provision (the provision for this excess benefit is contained in the qualified defined benefit pension plan document), which applies the same benefit formula to that portion of the base wages and annual bonus payment that exceeds the maximum compensation that can be used in determining benefits under a qualified defined benefit pension plan.
As described below, accruals under the Management Pension Plan are frozen. Except as noted below, prior to the freeze, all eligible salaried employees of the Company participated in the Management Pension Plan on the same basis with benefits being earned after a three-year cliff-vesting period. Covered compensation for purposes of calculating benefits include base wages including any applicable overtime wages paid plus annual bonus payments. Upon separation from employment, vested benefits are payable either as a lump-sum, a single life annuity or, for married participants, a 50% joint and survivor, which provides a reduced benefit for the employee in order to provide a benefit equal to 50% of that amount if the employee dies before his/her spouse. A 2009 amendment to the Management Pension Plan generally provided that only "grandfathered participants" and no other participants would accrue additional plan benefits based on their compensation and service after March 8, 2009. For purposes of the plan, a "grandfathered participant" is a Plan participant who has continuously been an employee of the Company or any of its subsidiaries since before 2009 and either: (i) was at least age 50 by January 1, 2009; or (ii) had been eligible for and accepted or declined a 2007 early retirement offer of the Company. Also, the plan was further amended to reduce the benefits accrued by grandfathered participants based on their compensation and service after December 31, 2011 by approximately one-half from the prior accrual rate. In addition, the Management Pension Plan was amended to stop accruals for grandfathered participants based on compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013. The Management Pension Plan benefits for the NEO's are shown on pages 41 - 42.
After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

Each of the employment agreements also provide for payments upon termination of employment as a result of death or disability, termination by the Company without cause or termination upon a CIC. The payments to the NEOs upon termination, including termination following a CIC as of December 31, 2017 are described beginning on page 42.
Long-Term Incentives
In 2017, the NEOs long-term incentive grants for the 2017-2019 performance period were awarded as a combination of restricted stock units (25%) and performance units (75%). The Compensation Committee decision to use performance units provides an opportunity (i) for the NEO to be rewarded based on the Company achieving its more objective quantitative operating results that are consistent with its long-term business strategy and (ii) to more closely align such actions with shareholders' interests. The Compensation Committee added time-based restricted stock units as an incentive to encourage the retention of the NEOs. The long-term incentives granted to the NEOs are described in the Compensation Discussion and Analysis that begins on page 19.
Salary and Cash Incentive Awards in Proportion to Total Compensation
In 2017, the percentage of total compensation for each NEO represented by the sum of their salary plus bonus and non-equity incentive plan compensation as shown in the summary compensation table on page 34 was as follows: Mr. Torbeck - 99%, Mr. Fox - 45% Mr. Kaiser - 62%, Mr. Simpson - 65%, Ms. Cornette - 72%, and Mr. Wilson - 61%.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning options and other equity awards held by the NEOs at December 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (a)	Number of Shares or Units of Stocks That Have Not Vested (#) (b)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
Theodore H. Torbeck	—	—	—	—	—
						32,281	673,059	—	—
						—	—	315,168	6,571,253
Leigh R. Fox	300	—	—	14.55	1/29/2020
						25,329	528,110	—	—
						—	—	150,389	3,135,611
Andrew R. Kaiser	1,001	—	—	17.05	10/23/2024
						3,889	81,086	—	—
						—	—	27,207	567,266
Thomas E. Simpson	—	—	—	—	—
						9,045	188,588	—	—
						—	—	60,118	1,253,460
Christi H. Cornette	—	—	—	—	—
						5,458	113,799	—	—
						—	—	43,978	916,941
Christopher J. Wilson	19,102	—	—	23.75	1/31/2023
						10,643	221,907	—	—
						—	—	78,964	1,646,399

(a)	All options granted are for a maximum period of ten years from the date of grant and vest over a three-year period.

(b)
Amounts in the column include the restricted stock units granted on January 28, 2016 as part of the 2016-2018 long-term incentive award and on January 26, 2017 as part of the 2017-2019 long-term incentive award; both awards vest three years from the date of grant. The value is based on the closing price of the Company's common shares as of December 29, 2017 ($20.85).

(c)
Amounts in the column include the performance stock units granted for the 2015-2017 performance cycle, for the 2016-2018 performance cycle and for the 2017-2019 performance cycle. All performance stock units are shown at the maximum level of payout.

(d)
Assuming the maximum number of stock units is earned, amounts represent the equity incentive plan awards not yet vested. The value is based on the closing price of the Company's common shares as of December 29, 2017 ($20.85).

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of options and the vesting of stock held by the NEOs during the year ended December 31, 2017:
Option Exercises and Stock Vested in 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Theodore H. Torbeck	—	—	109,869	1,933,694
Leigh R. Fox	—	—	23,542	414,339
Andrew R. Kaiser	—	—	6,277	110,475
Thomas E. Simpson	—	—	12,555	220,968
Christi H. Cornette	—	—	12,555	220,968
Christopher J. Wilson	—	—	20,089	353,566

(a)	No NEOs exercised stock options or share-settled stock appreciation rights in 2017.

(b)	The amounts represent shares issued on January 25, 2018 upon vesting of long-term performance plan awards under the 2015-2017 performance period.

(c)
The amounts represent the value realized upon vesting based on the closing price of a share of our common stock on the vesting date. For the long-term performance plan awards under the 2015-2017 performance period, the closing price on January 25, 2018 was $17.60.

Pension Benefits
In February 2009, the Company made significant changes to the Management Pension Plan. The Company froze pension benefits for plan participants who were not grandfathered participants (as previously described on page 38). Thereafter, the Company amended the Management Pension Plan to stop accruals based upon compensation paid after June 30, 2013 or services after the pay period ended June 29, 2013 for all participants, including grandfathered participants. Messrs. Fox, Simpson, and Wilson are not grandfathered participants and no longer accrue additional benefits under such plan based on current compensation or service. Ms. Cornette is a grandfathered participant but no longer accrues additional benefits under such plan based on current compensation or service. In addition, any employee hired on or after January 1, 2009 was not eligible to participate in the Management Pension Plan. As a result, Messrs. Torbeck and Kaiser are not eligible to participate in the Management Pension Plan.
The following table sets forth information regarding pension benefits:

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)(c)	Payments During Last Fiscal Year ($)
Leigh R. Fox	Qualified Defined Benefit Plan (d)	9	107,092	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		107,092
Thomas E. Simpson	Qualified Defined Benefit Plan (d)	8	93,739	—
	Non-Qualified Excess Plan (e)	—	—	—
	Total		93,739
Christi H. Cornette	Qualified Defined Benefit Plan (d)	12	450,960	—
	Non-Qualified Excess Plan (e)	12	24,438	—
	Total		475,398	—
Christopher J. Wilson	Qualified Defined Benefit Plan (d)	10	320,759	—
	Non-Qualified Excess Plan (e)	10	134,997	—
	Total		455,756

(a)
This column reflects years of credited service under the plans rather than actual years of service with the Company, which are higher for each of the NEOs noted. Participants were no longer credited years of service upon the freezing of pension benefits.

(b)
Amounts in this column represent the accumulated benefit obligations computed using the same assumptions as used for financial reporting purposes, described in more detail in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(c)
If any of the above-identified executive officers had retired on December 31, 2017, they would have been entitled to a benefit based on the balance then credited to them, without any reduction, under the Management Pension Plan (both the tax-qualified defined benefit plan portion and the non-qualified excess plan portion) as of that date. They may elect a lump-sum or equivalent annuity form of payment subject to any payment restrictions in place due to the funding status.

(d)	Management Pension Plan.

(e)	Nonqualified ERISA Excess Provisions of the Management Pension Plan.
A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate for 2017 was 4.0% per annum.

Potential Payments upon Termination of Employment or a Change in Control
The following table shows potential payments to our NEOs directly and indirectly on their behalf under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a CIC or termination of employment, assuming a December 31, 2017 termination or CIC date and, where applicable, using the closing price of our common shares on December 29, 2017 of $20.85.

Potential Payments upon Termination of Employment or a Change in Control: 2017

Name	Executive Payment on Termination	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death ($)	Disability ($)
Leigh R. Fox	Base Salary	1,300,000	1,943,500	—	—
	Annual Incentive Target Opportunity	—	1,943,500	650,000	650,000
	Long-Term Incentives — Performance-Based Units (a)	1,012,122	2,090,421	2,090,421	2,090,421
	Long-Term Incentives — Restricted Stock Units	168,677	528,110	215,361	215,361
	Long-Term Incentives — Options	1,890	1,890	1,890	1,890
	Basic Benefits (b)	33,474	33,474	—	33,474
	Total	2,516,163	6,540,895	2,957,672	2,991,146
Andrew R. Kaiser	Base Salary	800,000	1,000,000	—	—
	Annual Incentive Target Opportunity	—	1,000,000	400,000	400,000
	Long-Term Incentives — Performance-Based Units (a)	134,941	378,177	378,177	378,177
	Long-Term Incentives — Restricted Stock Units	—	81,086	25,103	25,103
	Long Term Incentives - Options	3,804	3,804	3,804	3,804
	Basic Benefits (b)	31,884	31,884	—	31,884
	Total	970,629	2,494,951	807,084	838,968
Thomas E. Simpson	Base Salary	900,000	1,125,000	—	—
	Annual Incentive Target Opportunity	—	1,125,000	450,000	450,000
	Long-Term Incentives — Performance-Based Units (a)	522,897	835,647	835,647	835,647
	Long-Term Incentives — Restricted Stock Units	84,338	188,588	86,371	86,371
	Basic Benefits (b)	31,185	31,185	—	31,185
	Total	1,538,420	3,305,420	1,372,018	1,403,203
Christi H. Cornette	Base Salary	760,000	950,000	—	—
	Annual Incentive Target Opportunity	—	950,000	380,000	380,000
	Long-Term Incentives — Performance-Based Units (a)	611,301	611,301	611,301	611,301
	Long-Term Incentives — Restricted Stock Units	113,799	113,799	113,799	113,799
	Basic Benefits (b)	10,948	10,948	—	10,948
	Total	1,496,048	2,636,048	1,105,100	1,116,048
Christopher J. Wilson	Base Salary	736,000	920,000	—	—
	Annual Incentive Target Opportunity	—	920,000	368,000	368,000
	Long-Term Incentives — Performance-Based Units (a)	826,557	1,097,607	1,097,607	1,097,607
	Long-Term Incentives — Restricted Stock Units	131,564	221,907	112,357	112,357
	Basic Benefits (b)	32,629	32,629	—	32,629
	Total	1,726,750	3,192,143	1,577,964	1,610,593

(a)
Performance-based units include shares and cash awards that are based on the attainment of target performance metrics in the 2018 performance year. These awards have been included in the table at target; however, the actual payouts based on attainment of the metrics could range from zero to 150% of the target amount.

(b)
Basic benefits consist of medical, dental, vision and group term life insurance similar to such benefits provided by the Company to other employees. In June 2014, the Company changed the benefits under the long-term disability plan to include continuation of benefits for up to 24 months after the date of disability.

If any of the executives elects to voluntarily terminate employment with the Company, or if they are terminated by the Company for cause, they are entitled to no payments from the Company other than those benefits which they have a non-forfeitable vested right to receive (the “vested amounts”), which include any shares of stock they own outright, vested options which may be exercisable for a period of 90 days following termination and vested amounts under the Company's long-term incentive, pension and savings plans.
In addition to any applicable “vested amounts,” an executive will be entitled to receive certain additional benefits if one of the four termination scenarios detailed in the above table and discussed below occurs. Regardless of the termination scenario, Messrs. Fox, Kaiser, Simpson and Wilson and Ms. Cornette will continue to be bound by the non-disclosure, non-compete and non-solicitation provisions of their employment agreements.
If an executive is terminated by the Company without cause (an involuntary not for cause termination), the executive will be entitled to the following:

•	A payment equal to 2.0 times the executive's base salary;

•	Access to medical, dental and vision benefits during the two-year period following the executive's termination of employment on an after-tax basis provided any required monthly contributions are made;

•
Continued treatment as an active employee during the two-year period following termination with respect to any outstanding long-term incentive cycles the executive may be participating in and any unvested stock options will continue to vest under the normal vesting schedule as though the executive was still an active employee; and

•	The ability to exercise any vested options for an additional 90 days after the end of the two-year period.
If an executive is terminated within the one-year period following a CIC, the executive will be entitled to the following:

•	A payment equal to 2.5 times the sum of his or her base salary and annual bonus target in the case of Messrs. Kaiser, Simpson and Wilson and Ms. Cornette and 2.99 times in the case of Mr. Fox;

•	Access to medical, dental and vision benefits during the two-year period following the executive's termination of employment on an after-tax basis provided any required monthly contributions are made;

•	Full vesting of any options, restricted shares and/or other equity awards and the ability to exercise such options for the two-year period following termination; and

•	Full vesting and payout at target amounts of any awards granted under long-term incentive plans (in the event an executive is terminated within the two-year period following a CIC).
If an executive is “terminated” because of his or her death, the executive's beneficiary will be entitled to the following:

•	A payment equal to the prorated bonus and payable to the deceased executive for the current year;

•	Full vesting of all options held by the deceased executive and the ability to exercise such options for the one-year period following the date of the executive's death;

•	Full vesting and payout at target amounts of any outstanding performance-based awards granted to the deceased executive under long-term incentive plans; and

•	Prorated vesting and payout from the date of grant through the date of death of any outstanding time-based awards granted to the deceased executive under long-term incentive plans.
If an executive is terminated by reason of disability, the executive will be entitled to the following:

•	A payment equal to the prorated bonus and payable to the disabled executive for the current year;

•	Full vesting of all options held by the disabled executive and the ability to exercise such options for the one-year period following the date of the executive's disabling condition;

•	Continued participation by the disabled executive in any outstanding performance-based awards granted under long-term incentive plans;

•	Prorated vesting and payout from the date of grant through the date of disability of any time-based awards granted to the disabled executive under long-term incentive plans; and

•
Continued consideration of the disabled executive as an employee for all other benefits so long as the disabling condition that resulted in the disability-based termination is present for up to 24 months after the date of disability.

Under all of the termination scenarios in the preceding table, as of December 31, 2017, Messrs. Fox, Kaiser, Simpson, and Wilson and Ms. Cornette had certain "vested amounts" to which they were entitled as follows: Mr. Fox - $71,349, Mr. Kaiser - $3,804, Mr. Simpson - $61,034, Mr. Wilson - $343,158 and Ms. Cornette - $1,060,815.

CEO Pay Ratio

As required by the SEC, we are providing the following information about the relationship between the annual total compensation ("ATC") of our employees and the ATC of Mr. Fox, our President and Chief Executive Officer (the "PEO").

For 2017, our last completed fiscal year,

•	The ATC of the median employee of the Company was $86,362; and

•	The ATC for our PEO was $2,745,494.

Based on this information, for 2017 the resulting pay ratio between the ATC of the PEO to the ATC of the median employee was 32:1.

To identify the median employee, we took the following steps:

1.
As of December 31, 2017, the Company had approximately 3,500 employees. Of those employees, approximately 600 persons (the "OnX Employees") joined the Company with its acquisition of OnX, which closed on October 2, 2017.

2.
In determining the employee population, the Company is permitted to, and did, exclude the OnX Employees since they joined the Company as a part of an acquisition in 2017. We used the remaining 2,900 full-time, part-time and temporary employees (except for our PEO, two non-U.S. based employees and those employees on leaves of absence).

3.
The median employee was identified from our employee population by comparing our payroll records for such employees as reported to the Internal Revenue Service on Form W-2 for 2017. Since the Company does not widely distribute equity awards to our employees, such awards were excluded from our compensation measure.

4.
We identified our median employee using this compensation measure, which was consistently applied to all our employees included in this calculation. We did not make any cost of living adjustments in identifying the median employee since all employees used to define our employee population are located in the United States (as we had already excluded two non-U.S. based employees) and our PEO is located in the United States.

5.	Once we identified the median employee, we determined the ATC for the median employee in the same manner as the Summary Compensation Table on page 34, resulting in an ATC of $86,362.

6.
Since Mr. Fox did not become the PEO until June 1, 2017, in determining his ATC as PEO for 2017, the Company is permitted to annualize Mr. Fox's compensation based on the time he served as PEO in 2017. Consequently, Mr. Fox's base salary, annual incentive payment and long-term incentive target for the period he served as PEO have been annualized to determine his ATC of $2,745,494. As a result, Mr. Fox's ATC of $2,745,494 for 2017 is different than the amount reflected as his annual total compensation set forth in the Summary Compensation Table on page 34.

Item 2 - Advisory Approval of the Company's Executive Officers' Compensation
As required by the Dodd-Frank Act and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is submitting to its shareholders a vote for the advisory approval of the Company’s executive officers' compensation (“say-on-pay vote”). The Board of Directors determined that it would submit a say-on-pay vote to our shareholders annually. This year’s say-on-pay vote addresses our executive officers' compensation as disclosed in the Compensation Discussion and Analysis section (“CD&A”) beginning on page 19 and the Executive Compensation section beginning on page 34.
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is directly related to the Company’s revenues, earnings and other performance factors that measure our progress against the goals of our strategic plan as well as performance compared to our peer companies. The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our strategic goals. For the above reasons, we ask our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will seek to determine the causes of any significant negative voting results in an effort to better understand shareholder issues and concerns with our executive officers' compensation.
Vote Required
Approval of this proposal requires the affirmative vote of the holders of a majority of the common shares and 6 3/4% Cumulative Convertible Preferred Shares, voting as one class, present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that, if your broker is the recordholder of your shares, you must give voting instructions to your broker with respect to this Item 2 if you want your broker to vote your shares on this matter. Proxies submitted without direction pursuant to this solicitation will be voted for the approval of the compensation of our named executive officers, as disclosed in this proxy statement. Abstentions will have the same effect as a vote against this proposal. Broker non-votes are not considered shares entitled to vote on this proposal and will have no impact on the outcome of this proposal.
Our Recommendation
The Board recommends that shareholders vote “FOR” the advisory approval of the Company’s executive compensation of its named executive officers as disclosed in the CD&A and Executive Compensation sections of this proxy statement.

Item 3 - Approval of an Amendment of the Company's Amended and Restated Regulations to Provide for Proxy Access

The Board of Directors recommends that the shareholders approve an amendment to our Amended and Restated Regulations to implement “proxy access” (the “Amendment”). Proxy access allows eligible shareholders to include their own nominees for director in the Company’s proxy materials for an annual meeting of shareholders, along with the candidates nominated by the Board. The Board’s decision to seek shareholder approval of the Amendment reflects its continuing commitment to sound corporate governance practices. The Amendment would become effective upon the required approval of our shareholders.

Description of the Proposed Amendment

THE FOLLOWING DESCRIPTION OF THE PROPOSED AMENDMENT IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE AMENDMENT, WHICH IS ATTACHED TO THE PROXY STATEMENT AS APPENDIX I. YOU ARE URGED TO READ THE AMENDMENT IN ITS ENTIRETY.

Eligibility of Shareholders to Nominate up to 25% of our Directors

The proposed Amendment would permit a single shareholder or group of shareholders, holding full voting and investment rights and full economic interest, that has maintained continuous ownership of at least 3% of the Company’s outstanding common stock for at least the previous three years to include a specified number of director nominees for election to the Board in the proxy statement for the Company’s annual meeting of shareholders.

The maximum number of candidates nominated by all eligible shareholders that the Company would be required to include in the Company’s proxy materials is 25% of the directors of the Company on the last day on which a notice of proxy access nomination may be delivered to the Company. If the 25% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be rounded down to the nearest whole number, but not less than one. If one or more vacancies occur on the Board and the Board decides to reduce the size of the Board in connection with the annual meeting, the nominee limit would be calculated based on the reduced number of directors. Any shareholder-nominated candidate who is either subsequently withdrawn or included by the Board in the Company’s proxy materials as a Board-nominated candidate would be counted against the nominee limit, as would any incumbent director who had been a proxy access nominee at any of the three preceding annual meetings whom the Board decides to nominate for re-election to the Board.

If the number of shareholder-nominated candidates exceeds the nominee limit, each nominating shareholder will select one nominee for inclusion in the proxy statement until the maximum number of candidates is reached, going in order of the amount (largest to smallest) of the ownership position disclosed, with the process repeated until the nominee limit is reached.

Nominating Procedures

Requests to include shareholder-nominated candidates in the Company’s proxy materials must be received, under most circumstances, no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company released its proxy statement for the previous year’s annual meeting of shareholders. Each shareholder or shareholder group seeking to include a shareholder nominee in the Company’s proxy materials is required to provide certain information, including, but not limited to, the verification of share ownership, biographical information about the nominee and certain representations, as set forth in the proposed Amendment.

Information Required of All Nominating Shareholders

Each shareholder seeking to include a director nominee in the Company’s proxy materials would be required to provide certain information to the Company, including:

•	A copy of the shareholder’s notice on Schedule 14N that has been filed with the Securities and Exchange Commission; and

•	The written consent of the shareholder nominee to being named in the Company’s proxy materials and serving as a director, if elected.

Nominating shareholders would also be required to make certain representations to and agreements with the Company, including:

•	Lack of intent to change or influence control of the Company;

•	Intent to maintain qualifying ownership through the annual meeting date;

•	Refraining from nominating any person for election to the Board other than the shareholder’s nominees submitted through the proxy access process;

•	Complying with solicitation rules and assuming liabilities related to and indemnifying the Company against losses arising out of the nomination; and

•	The accuracy and completeness of all facts, statements and other information provided to the Company.

Information Required of All Shareholder Nominees

Each shareholder nominee would be required to make certain written representations to and agreements with the Company, including:

•	Refraining from voting agreements or commitments to act or vote as a director on any issue or question that has not been disclosed to the Company;

•
Not becoming a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person in connection with the nominee’s nomination, service or action as a director that has not been disclosed to the Company; and

•	Complying with the Company’s policies and guidelines applicable to directors.

Exclusion of Shareholder Nominees

The Company would not be required to include a shareholder nominee in the Company’s proxy materials if:

•
The nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange;

•	The nominee has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years;

•	The nominee or the nominating shareholder has provided false or misleading information to the Company or breached any of such person’s respective obligations under the Amendment; and

•
The nominee was nominated for election to the Board pursuant to the proposed Amendment at one of the Company’s two preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such nominee.

In addition, a shareholder nominee may be excluded if the number of nominees exceeds the nominee limit as previously explained.

Supporting Statement

Nominating shareholders would be permitted to include in the Company’s proxy statement for the applicable annual meeting a 500-word statement in support of their nominee(s). The Company may omit any information or statement that the Company determines is not true in all material respects or omits a material statement necessary to make the statements made not misleading or determines that the inclusion of any information in the proxy statement would otherwise violate SEC proxy rules or any other applicable law, rule or regulation.

Defective Nominations

The Board or the chairman of the annual meeting of shareholders would declare a director nomination by a shareholder to be defective, and such nomination would be disregarded, if (i) the director nominee or the nominating shareholder breaches any of their respective obligations under the Amendment or (ii) the nominating shareholder does not appear at the annual meeting of shareholders in person or by proxy to present the nomination.

Vote Required

Since the proposed Amendment is being recommended by unanimous consent of the directors, approval of the proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding voting power of the Company voting as a single class. Abstentions and broker non-votes will have the same effect as votes against the proposed Amendment.

Our Recommendation

The Board recommends that shareholders vote “FOR” the approval of an Amendment of the Company’s Amended and Restated Regulations to provide for proxy access.

Audit Matters
Any general statement that incorporates this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Audit and Finance Committee Report
The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company and has reviewed a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP"), the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2017, the matters required to be discussed by the Statement on Auditing Standard No. 16, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards and as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit and Finance Committee has also received the written disclosures and letter from the Independent Registered Public Accounting Firm required by applicable standards of the PCAOB, has discussed with Deloitte & Touche LLP their independence with respect to the Company, and has considered the question of whether the auditors’ provision of non-audit services was compatible with the Independent Registered Public Accounting Firm maintaining their independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2017 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2017.
The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. The Board has determined that Lynn A. Wentworth and Jakki L. Haussler are audit committee financial experts as defined in the rules and regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE.
AUDIT AND FINANCE COMMITTEE
Lynn A. Wentworth, Chair
Phillip R. Cox
Jakki L. Haussler
Craig F. Maier
Russel P. Mayer

Other Audit Information
Audit Fees
Deloitte & Touche LLP was the Company's Independent Registered Public Accounting Firm for the 2017 and 2016 fiscal years. Aggregate fees for professional services rendered by Deloitte & Touche LLP for the years ended December 31, 2017 and 2016 were as follows:

	2017	2016
Audit fees	$1,672,000	$1,279,480
Audit related fees	681,000	164,250
Tax fees	2,830	7,363
All other fees	—	—
Total	$2,355,830	$1,451,093
Audit Fees
The audit fees for the years ended December 31, 2017 and 2016 were for services rendered in connection with the audit of the Company's annual financial statements, review of quarterly financial statements included in the Company's reports filed with the SEC and services related to requirements established by the Sarbanes-Oxley Act of 2002. The audit of the Company's 2017 financial statements included work related to new accounting guidance related to revenue, tax reform and the acquisition of OnX.
Audit Related Fees
The audit related fees for the year ended December 31, 2017 are primarily related to debt transactions incurred during the year including the 8% Senior Notes and Tranche B Term Loan due 2024, in addition to work performed related to the acquisition of OnX Holdings LLC and the announced acquisition of Hawaiian Telcom Holdco, Inc. The audit related fees for the year ended December 31, 2016 were primarily related to the bond offerings and due diligence projects.
Tax Fees
Tax fees for the years ended December 31, 2017 and 2016 were for the preparation of various tax filings and tax consultations.
All Other Fees
None.
Engagement of the Independent Registered Public Accounting Firm and Pre-Approval Policy
In accordance with its charter, the Audit and Finance Committee has the sole authority and responsibility to select, evaluate and, if necessary, replace the Independent Registered Public Accounting Firm. The Audit and Finance Committee has the sole authority to approve all audit engagement fees and terms. In addition, the Audit and Finance Committee, or the chair of the Audit and Finance Committee between regularly scheduled meetings, must pre-approve all services provided to the Company by the Company's Independent Registered Public Accounting Firm.
Pursuant to Section 202 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee pre-approved every engagement of Deloitte & Touche LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries during the years ended December 31, 2017 and 2016.

Item 4 - Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s Audit and Finance Committee Charter provides that the Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the Company’s Independent Registered Public Accounting Firm.
On January 24, 2018, the Audit and Finance Committee retained Deloitte & Touche LLP as its Independent Registered Public Accounting Firm to audit the financial statements of the Company for the fiscal year ending December 31, 2018.
The Company is asking the shareholders to ratify the Committee’s appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2018. If the shareholders do not ratify this appointment, the Audit and Finance Committee will consider the results of the vote and determine whether to appoint a different independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2018.
One or more members of the firm of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to answer questions.
Vote Required
Ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company requires the affirmative vote of the holders of a majority of the common shares and 6 ¾% Cumulative Convertible Preferred Shares, voting as one class, present or represented at the Annual Meeting, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the effect of a vote against the proposal. Since the Company believes this proposal to be “routine,” broker non-votes will likely be voted by the organizations holding such shares in their discretion.
Our Recommendation
The Board recommends a vote “FOR” such ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the year 2018.

Questions and Answers about the Proxy Materials and the Annual Meeting
Q: Why am I receiving these proxy materials?
A: The Company's Board is delivering this proxy statement and the accompanying proxy materials, including a WHITE proxy card, to you in connection with the Annual Meeting of Shareholders, which will take place on May 1, 2018. This proxy statement is intended to assist you in making an informed vote on the proposals described in the proxy statement. This proxy statement and the accompanying WHITE proxy card and other materials are first being mailed on or around March 16, 2018, in connection with the solicitation of proxies on behalf of the Company’s Board. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.
Q: What information is contained in the package of materials that I received?
A: The Company's combined proxy statement, Summary 2017 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2017, which includes our 2017 consolidated financial statements, contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of directors and certain officers and certain other information required by the rules and regulations of the SEC and the rules and listing standards of the NYSE. Although you are encouraged to vote either by the internet or by telephone, these materials also include a proxy card for your use in voting by mail or at the Annual Meeting.
Q: What proposals will be voted on at the meeting?

A1:	The election of nine directors to serve a one-year term ending in 2019;

A2:	The approval, by non-binding advisory vote, of our executive officers' compensation;

A3:	Approval of an amendment to the Company's Amended and Restated Regulations to provide proxy access to our shareholders; and

A4:	The ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for the year 2018.
Q. Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board’s nominees?
A: Yes. GAMCO, a shareholder of the Company and an entity controlled by Mario J. Gabelli, has notified the Company of its intent to nominate a slate of three alternative nominees for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board. Your Board does not endorse any of the GAMCO nominees and recommends that you vote “FOR” the election of each of the nominees proposed by your Board by using the WHITE proxy card accompanying this proxy statement. Your Board strongly urges you not to sign or return any BLUE proxy card sent to you by GAMCO. If you have previously submitted a BLUE proxy card sent to you by GAMCO, you can revoke that proxy and vote for your Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Even if you plan to attend the annual meeting, we request that you vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in this proxy statement.
Q: What is the Board of Directors' voting recommendation?
A: The Board recommends that you vote your shares:

•	“FOR” each of the Company's nominees to the Board;

•	“FOR” the advisory approval, by non-binding advisory vote, of our executive officers' compensation;

•	“FOR” the approval of an amendment to the Company's Amended and Restated Regulations to provide proxy access to our shareholders; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm to audit the financial statements of the Company for the year 2018.

Your Board strongly urges you not to sign or return any BLUE proxy card sent to you by GAMCO.

Q: What vote is required for the election of directors (Proposal 1)?
A: GAMCO has notified the Company of its intent to nominate a slate of three alternative nominees for election as directors of the Company at the Annual Meeting in opposition to the nominees recommended by your Board. As a result, assuming such nominees are in fact proposed for election at the Annual Meeting, the election of directors will be considered a contested election and, as provided in the Company’s Amended Articles of Incorporation, directors will be elected on a plurality basis. This means that the nine candidates receiving the highest number of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee.
It will NOT help elect the nominees recommended by your Board if you sign and return proxies sent by GAMCO even if you vote to “WITHHOLD” your vote with respect to their directors using the GAMCO BLUE proxy card. In fact, doing so will cancel any previous vote you cast on the Company’s WHITE proxy card. The only way to support your Board’s nominees is to vote “FOR” the Board’s nominees on the WHITE proxy card. ONLY THE LATEST-DATED PROXY WILL BE COUNTED.
Q: What vote is required for the other Proposals?
A: The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required to approve each of Proposal 2 (advisory approval, by non-binding advisory vote, of our executive officers' compensation) and Proposal 4 (ratification of the Independent Registered Public Accounting Firm). The affirmative vote of the holders of a majority of the outstanding voting power of the Company voting as a single class is required to approve Proposal 3 (approval of an amendment to the Company's Amended and Restated Regulations to provide proxy access to our shareholders).
Q: What should I do with the BLUE proxy cards sent to me by GAMCO?
A: GAMCO has notified the Company of its intent to propose its own director nominees for election at the Annual Meeting. The Company does not know whether GAMCO will in fact nominate individuals for election as directors at the Annual Meeting or solicit proxies. The nominations made by GAMCO have NOT been endorsed by your Board. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by GAMCO or any other statements that they may otherwise make.
Your Board does not endorse any of the GAMCO nominees and recommends that you disregard any BLUE proxy card or other solicitation materials that may be sent to you by GAMCO. Voting to “WITHHOLD” with respect to any of GAMCO nominees on any BLUE proxy card sent to you by GAMCO is not the same as voting “FOR” your Board’s nominees because a vote to “WITHHOLD” with respect to any of GAMCO’s nominees on its BLUE proxy card will revoke any previous proxy submitted by you. If you have already voted using a BLUE proxy card sent to you by GAMCO, you have every right to change it and we urge you to revoke that proxy by voting in favor of your Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote?” on page 56. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at 877-456-3402.
Q: What shares can I vote?
A: You may vote all Company common shares and 6 3/4% Cumulative Convertible Preferred Shares that you own (or for which you have been given the right to provide instructions as to how such shares should be voted) as of the close of business on the Record Date, which is March 2, 2018. This includes: (i) shares held directly in your name as the shareholder of record, including common shares purchased through the Cincinnati Bell Employee Stock Purchase Plan; (ii) shares that are held by a trust used in connection with a Company employee or director plan pursuant to which the value of such shares has been credited to your account under such plan; and (iii) shares held for you as the beneficial owner through a broker or other nominee.
We encourage shareholders to submit proxies in advance of the Annual Meeting by telephone, by internet or by mail. You can ensure that your shares are voted at the Annual Meeting by following the instructions on the enclosed form of WHITE proxy and submitting your votes by telephone or the internet, or by completing, signing, dating and returning the enclosed form of WHITE proxy. Sending your proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting in person or by executing a proxy designating a representative to vote for you at the Annual Meeting.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A: Many Cincinnati Bell shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered directly in your name with Cincinnati Bell’s transfer agent, Computershare Investor Services, LLC, you are considered the shareholder of record for those shares, and we sent this proxy statement and accompanying WHITE proxy card directly to you. To vote, please complete, sign, date and return the WHITE proxy card, or follow the instructions on the WHITE proxy card to vote by telephone or the internet.
Beneficial Owner
If your shares are held in a stock brokerage account or by another nominee (including a trust used in connection with a Company employee or director plan), you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a participant in the Cincinnati Bell Inc. Retirement Savings Plan or the Cincinnati Bell Inc. Savings and Security Plan, you are the beneficial owner of the shares credited to your account. As the beneficial owner, this proxy statement and accompanying form of WHITE proxy card were forwarded to you by the shareholder of record. As the beneficial owner, you may direct and provide voting instructions to your broker or nominee to vote the shares held in your account by proxy by completing, signing, dating and returning the enclosed form of WHITE proxy provided to you by your broker or other nominee or over the internet or by telephone by following the instructions provided in the WHITE proxy card. Please follow the instructions on your form of WHITE proxy carefully. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote the shares.
Your broker or other nominee has enclosed a form of WHITE proxy for you to use to direct it how to vote your shares. Please instruct your broker or other nominee how to vote your shares using the form of WHITE proxy you received from it. Please return your completed form of WHITE proxy to your broker or other nominee or contact the person responsible for your account so that your vote can be counted. If your broker or other nominee permits you to provide voting instructions via the internet or by telephone, you may vote that way as well.
Q: How can I attend and vote my shares at the meeting?
A: Shares held directly in your name as the shareholder of record as of the Record Date may be voted in person at the Annual Meeting. Shareholders wishing to attend the Annual Meeting in person are requested to pre-register. To register for the meeting, please contact our investor relations office at 1-800-345-6301 or 513-397-9804, or send an e-mail to investorrelations@cinbell.com. Registration will also be available the morning of the Annual Meeting beginning at 8:00 a.m. Eastern Daylight Time.
If you wish to attend the meeting and vote in person, you will need to provide proof of identification (such as a driver’s license or passport) and proof of stock ownership as of the Record Date and then you will be presented a ballot. Beneficial shares, held either in street name or credited to your account under a Company employee or director plan, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares.
When you arrive, signs will direct you to the appropriate meeting room. The use of computers, cell phones, pagers, recording or photographic equipment is not permitted in the meeting room at the Annual Meeting. Directions to the venue of the Annual Meeting can be found on our website at www.cincinnatibell.com.
Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares by completing a form of WHITE proxy. If you plan to vote in person at the meeting and you hold your Cincinnati Bell stock in “street name”, you must obtain a valid legal proxy from the broker or other nominee holding your account and bring that proxy to the meeting.
Q: How can I vote my shares without attending the meeting?
A: The methods for voting without attending the meeting are:
By Mail - You may vote by mail by completing and signing your enclosed WHITE proxy card and mailing it in the accompanying enclosed, pre-addressed postage-paid envelope.
By internet - If you have internet access, you may submit your vote from any location by following the instructions provided on the WHITE proxy card.
By Telephone - If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions provided on the WHITE proxy card.

Q: What happens if I don't give specific voting instructions?
A: If you (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a WHITE proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on each of the matters presented in this proxy statement for which you did not provide specific voting instructions, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
As of the date of this proxy statement, your Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the WHITE proxy card (Phillip R. Cox, Jakki L. Haussler and Craig F. Maier, the Company’s management proxies) to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.
Q: What is a broker non-vote?
A:     A broker non-vote occurs when brokers or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a shareholders meeting, but the beneficial owner of the shares fails to provide the broker or other nominee with specific instructions on how to vote on any “non-routine” matters brought to a vote at the shareholders meeting.
Under the rules of the New York Stock Exchange governing brokers’ discretionary authority, if you receive proxy materials from or on behalf of both the Company and GAMCO, brokers and other nominees holding shares in your account will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. As a result, there will be no broker non-votes by such brokers or other nominees. If you do not submit any voting instructions to your broker or other nominee, your shares will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.
However, if you receive proxy materials only from the Company, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Proposal 4 (ratification of the Independent Registered Public Accounting Firm). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include Proposal 1 (election of directors), Proposal 2 (advisory approval, by non-binding advisory vote, of our executive officers’ compensation) and Proposal 3 (approval of an amendment to the Company’s Amended and Restated Regulations to provide proxy access to our shareholders).
Consequently, if you receive proxy materials only from the Company and you do not submit any voting instructions to your broker or other nominee, your broker or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm (Proposal 4). If your shares are voted on this proposal as directed by your broker or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.
Q: How are abstentions treated?
A: Abstentions are counted for the purpose of determining whether a quorum is present. For the purpose of determining whether shareholders have elected any director named in Proposal 1, abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of such proposal. For the purpose of determining whether shareholders have approved Proposal 2 (advisory approval, by non-binding advisory vote of our executive officers’ compensation), Proposal 3 (approval of an amendment to the Company’s Amended and Restated Regulations to provide proxy access to its shareholders) and Proposal 4 (ratification of the Independent Registered Public Accounting Firm), abstentions will have a negative effect on the outcome of such proposals.
Q: Can I change my vote?
A: Yes. You may change your vote at any time prior to the vote at the Annual Meeting. You may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made on the internet, by telephone or by mail; (ii) if you are a shareholder of record, notifying the Company’s Corporate Secretary in writing that you want to revoke your earlier proxy; or (iii) if you are a shareholder of record attending the Annual Meeting, giving written notice of your proxy revocation in open meeting and voting in person. Please note that in order to revoke your previously granted proxy at the Annual Meeting, you must specifically request the revocation of your previous proxy.
If you have already voted using a BLUE proxy card sent to you by GAMCO, you have every right to change it and we urge you to revoke that proxy by voting in favor of your Board’s nominees by signing and returning the enclosed WHITE proxy card or following the instructions on your WHITE proxy card how to vote via the internet or by telephone. Only the la test validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
Q: What does it mean if I receive more than one WHITE proxy card on or about the same time?
A: It means that your shares are registered differently or are in more than one account. In order to vote all of your shares, please sign and return each WHITE proxy card or, if you vote via the internet or telephone, vote once for each WHITE proxy card you receive.
If GAMCO proceeds with its previously announced alternative director nominations, we will likely conduct multiple mailings prior to the Annual Meeting date so that shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest-dated proxy you submit will be counted, and, if you wish to vote as recommended by your Board, then you should only submit WHITE proxy cards.
Q: Where can I find the voting results of the meeting?
A: We will publish final results in the Company’s Current Report on Form 8-K.
Q: What happens if additional proposals are presented at the meeting?
A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Phillip R. Cox, Jakki L. Haussler and Craig F. Maier, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
Q: What classes of shares are entitled to be voted?
A: Each common share and each 6 3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all proposals being voted upon at the Annual Meeting. You are entitled to one vote for each common share and one vote for each 6 3/4% Cumulative Convertible Preferred Share you own of record on the Record Date or to provide instructions on how to vote such shares in which you have a beneficial interest. The 6 3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on each of the proposals described in this proxy statement. There are no cumulative voting rights for either class of shares. On the Record Date, we had 42,394,151 outstanding common shares and 155,250 6 3/4% Cumulative Convertible Preferred Shares outstanding.
Q: What is the quorum requirement for the meeting?
A: The quorum requirement for holding the meeting and transacting business is the presence, in person or by proxy, of a majority of the common and preferred shares issued and outstanding on the Record Date and entitled to vote at such meeting. However, if any particular action requires more than a simple majority because of the law, the NYSE rules, the Company’s Amended Articles of Incorporation or the Company’s Amended and Restated Regulations, that particular action will not be approved unless the required percentage of affirmative votes has been obtained or the required number of votes has been cast. If a quorum is not present, the Annual Meeting will not be adjourned until a quorum is obtained.
Abstentions are counted as present for the purpose of determining the presence of a quorum. If a routine matter is to be voted upon, broker non-votes are also counted as present for the purpose of determining the presence of a quorum.

Q: Who will count the votes?
A: The Board will appoint an Inspector of Election to tabulate the votes.
Q: Is my vote confidential?
A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are forwarded to the Company’s management.
Q: Who will bear the cost of soliciting votes for the meeting?
A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the proxy materials. If you choose to access the proxy materials and/or vote via the internet, you are responsible for any internet access charges you may incur. In addition to the costs of mailing the proxy materials, the Company may also incur costs to provide additional copies of these proxy materials (if requested) and for its directors, officers and employees to solicit proxies or votes in person, by telephone or by electronic communication. Our directors, officers and employees will not receive any additional compensation for such activities. As a result of a potential proxy solicitation by GAMCO, we will incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated to solicit proxies for a fee not to exceed $500,000 plus expenses. We will also reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.
Q: What percentage of the Company's issued and outstanding voting shares do our directors and executive officers beneficially own?
A: Our directors and executive officers owned 1.9% of our voting shares as of the Record Date.
Q: Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company's voting stock?
A: As of the Record Date or an earlier date, if indicated, each of the following entities (together with their affiliates) indicated that it held more than 5% of the issued and outstanding common shares of the Company: GAMCO Investors, Inc. and affiliates, Blackrock, Inc., The Vanguard Group, and Nomura Holdings, Inc. See page 18 for more details on the number of shares owned and percentage ownership as of the Record Date or an earlier date, if indicated.
Q: What is householding?
A: Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same household mailing address are currently receiving only one copy of Company communications but would like to receive separate copies or are currently receiving multiple copies of Company communications but would like to participate in our householding program, please see the instructions on page 60.
Q: Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?
A: Please contact Innisfree M&A Incorporated, the firm assisting the Company in the solicitation of proxies, toll free at 877-456-3402.

Communications and Other Shareholder's Proposals
Mailing Address of Principal Executive Office
The mail address of our principal executive office is:
Cincinnati Bell Inc.
221 East Fourth Street
Cincinnati, OH 45202
Shareholder Proposals for Next Year's Annual Meeting
Shareholder proposals intended for inclusion in next year’s proxy statement should be sent to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received by November 16, 2018 . Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. If the Company does not receive written notice by February 11, 2019 of a proposal from a shareholder who intends to propose any other matter to be acted upon at the 2019 Annual Meeting, the persons named in the Company’s proxy for the 2019 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal.
Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board. Any such recommendations should be directed to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and must be received no later than November 16, 2018 for the 2019 Annual Meeting of Shareholders.
If Proposal 3 is approved by the shareholders to amend the Company's Amended and Restated Regulations to grant proxy access to shareholders, an eligible shareholder seeking to include a shareholder-nominated candidate in the Company's proxy materials for the 2019 Annual Meeting must submit the required nomination and supporting documents so that the Company receives them no earlier than October 17, 2018 and no later than November 16, 2018.
Other Matters to Come Before the Meeting
At the time this proxy statement was released to the shareholders on March 16, 2018, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.
Financial Statements and Corporate Governance Documents Available
You may also obtain a copy of any of the following corporate governance documents from the Company’s website identified below:

Corporate Governance Document	Website
Audit and Finance Committee Charter	https://www.cincinnatibell.com/about-us/governance/af-charter
Business Development Committee Charter	https://www.cincinnatibell.com/about-us/governance/business-development-committee-charter
Compensation Committee Charter	https://www.cincinnatibell.com/about-us/governance/compensation-committee-charter
Governance and Nominating Committee Charter	https://www.cincinnatibell.com/about-us/governance/gn-committee-charter
Code of Business Conduct	https://www.cincinnatibell.com/about-us/governance/code-of-conduct
Code of Ethics for Senior Financial Officers	https://www.cincinnatibell.com/about-us/governance/code-of-ethics
Code of Ethics for Directors	https://www.cincinnatibell.com/about-us/governance/code-of-ethics
Corporate Governance Guidelines	https://www.cincinnatibell.com/about-us/governance/corporate-governance-guidelines

Proxy Statements for Shareholders Sharing the Same Household Mailing Address
As part of the Company’s efforts to reduce costs and increase efficiency, when possible, only one copy of the proxy materials has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.
Upon written or oral request, the Company will promptly provide a separate copy of the proxy materials to a shareholder at a shared address to which a single copy was delivered. If your household mailing address is shared with other shareholders and you did not receive the proxy materials, but would like to receive a separate copy of this item as well as future Company communications, please contact the following:
For beneficial owners, please contact your broker.
For shareholders of record, please contact our transfer agent, Computershare, at the following address:
Computershare Investor Services, LLC
Shareholder Services
7530 Lucerne Drive, Suite 305
Cleveland, Ohio 44130-6557
Phone: (888) 294-8217
If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to your broker (for beneficial owners) or to Computershare (for shareholders of record) at the above address. In the written notice, please indicate the names of all accounts in your household, and you will be forwarded the appropriate forms for completion.
Each shareholder participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card.
Electronic Delivery of Materials
Shareholders can also enroll for electronic delivery of the Company’s future proxy materials by registering directly or with your broker through our website, investor.cincinnatibell.com in the Electronic Shareholder Communications Enrollment section of the Company’s Investor Relations webpage.
Each shareholder participating in the electronic delivery of materials will, however, continue to receive a separate proxy card.
Shareholder Communications with the Board of Directors
Shareholders or other interested parties may communicate with the Board, any individual director, the non-management directors as a group, or the director who presides at meetings of the non-management directors. The Company has established procedures for such shareholder communications. Shareholders and other interested parties should send any communications to Connie M. Vogt, Corporate Secretary, Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

By Order of the Board of Directors

Connie M. Vogt
Corporate Secretary

March 16, 2018

Schedule 1 - Telecommunications Peer Group
Cincinnati Bell Inc.
Telecommunications Peer Group
The companies comprising the Telecommunications Peer Group are listed below:

ATN International, Inc.	Shenandoah Telecommunications
Centurylink, Inc.	Spok Holdings, Inc.
Consolidated Communications Holdings, Inc.	Telephone & Data Systems Inc.
EarthLink Holdings Corp.	Time Warner Inc.
Fairpoint Communications, Inc.	T-Mobile US, Inc.
Frontier Communications Corporation	United States Cellular Corp.
General Communications Inc.	Vonage Holdings Corp.
IDT Corporation	Windstream Corp.
Level 3 Communications Inc.	Zayo Group Holdings, Inc.
SBA Communications Corp.

Appendix I - Proposed Amendment to Amended and Restated Regulations

If Proposal 3 is approved by the shareholders, the Amended and Restated Regulations of the Company will be amended by adding a new Article IX as set forth below.

ARTICLE IX
PROXY ACCESS

SECTION 1.INCLUSION OF NOMINEE IN PROXY STATEMENT. Subject to the provisions of this Article IX, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of shareholders:
(A)the names of any person or persons nominated for election (each a “Nominee”), which shall also be included in the corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Article IX (such Eligible Holder or group being a “Nominating Shareholder”);
(B)all disclosure about each Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission (the “SEC”) or other applicable law to be included in the proxy statement;
(C)any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee's election to the Board of Directors (subject, without limitation, to Section 6(B)), if such statement does not exceed 500 words and fully complies with Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and
(D)any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Article IX and any solicitation materials or related information with respect to the Nominee.

For purposes of this Article IX, any determinations to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors, and any officer of the corporation designated by the Board of Directors or a committee of the Board of Directors and any such determination shall be final and binding on the corporation, any Eligible Holder, any Nominating Shareholder, any Nominee and any other person, so long as made in good faith (without any further requirements). The chairman of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Article IX and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.
SECTION 2.INCLUSION OF NOMINEE ON BALLOT AND FORM OF PROXY. The name of any Nominee included in the proxy statement pursuant to Section 1 for an annual meeting of shareholders shall be included on any ballot relating to the election of directors distributed at such annual meeting and shall be set forth on a form of proxy (or other format through which the corporation permits proxies to be submitted) distributed by the corporation in connection with election of directors at such annual meeting so as to permit shareholders to vote on the election of such Nominee.

SECTION 3.MAXIMUM NUMBER OF NOMINEES.
(A)The corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Nominees than that number of directors constituting 25% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 5 (rounded down to the nearest whole number, but not less than one) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by (1) Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; (2) Nominees who cease to satisfy or Nominees of Nominating Shareholders that cease to satisfy the eligibility requirements in this Article IX as determined by the Board of Directors; (3) Nominees whose nomination is withdrawn by the Nominating Shareholder or who become unwilling to serve on the Board of Directors; and (4) the number of incumbent directors who had been Nominees at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the

Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 5 below but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(B)If the number of Nominees pursuant to this Article IX for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Shareholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position disclosed in each Nominating Shareholder's Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 5, a Nominating Shareholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of definitive proxy statement, then the nomination shall be disregarded, and the corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

SECTION 4.ELIGIBILITY OF NOMINATING SHAREHOLDER.
(A)An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in Section 4 continuously for the relevant three-year period specified in Subsection (B) below or (2) provides to the Secretary of the corporation, within the time period referred to in Section 5, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(B)An Eligible Holder or group of Eligible Holders may submit a nomination in accordance with Section 5 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the corporation's common stock throughout the three‑year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all share requirements and obligations for an individual Eligible Holder that are set forth in this Section 4, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 4, as determined by the Board of Directors, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group.
(C)The “Minimum Number” of shares of the corporation's common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.
(D)For purposes of this Section 4, an Eligible Holder “owns” only those outstanding shares of the corporation as to which the Eligible Holder possesses both:

(1)the full voting investment and rights pertaining to the shares; and

(2)	the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (i) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (ii) sold short by such Eligible Holder, (iii) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (iv) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice and continues to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board.
(E)No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

SECTION 5.NOMINATION NOTICE. To nominate a Nominee, the Nominating Shareholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the corporation released its proxy statement for the prior year's annual meeting, submit to the Secretary of the corporation at the principal executive office of the corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:
(A)A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;
(B)A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):
(1)the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(2)a representation and warranty that the Nominating Shareholder acquired the securities in the ordinary course of business and did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation;
(3)a representation and warranty that each Nominee's candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the corporation's securities are traded;
(4)a representation and warranty that each Nominee:
(i)does not have any direct or indirect relationship with the corporation that would cause the Nominee to be considered not independent pursuant to the corporation’s Corporate Governance Guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the corporation’s shares of common stock are traded;
(ii)meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the corporation’s shares of common stock are traded;
(iii)is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);
(iv)is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);
(v)is not and has not been subject to any event specified in Rule 506 (d) (1) of Regulations D (or under successor rule under the Securities Act of 1933) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(5)a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 4 and has provided evidence of ownership to the extent required by Section 4(A);
(6)a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 4 through the date of the annual meeting;
(7)details of any position of a Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the corporation or its affiliates) of the corporation, within the three years preceding the submission of the Nomination Notice;
(8)a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv) (or any successor rules) with respect to the annual meeting; other than with respect to the Nominee; a representation and warranty that the

Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting;
(9)if desired, a Supporting Statement; and
(10)in case of nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
(C)An executed agreement, in a form deemed satisfactory by the Board of Directors pursuant to which the Nominating Shareholder (including each group member) agrees:
(1)to comply with all applicable laws, rules and regulations in connection with the nomination and election;
(2)to file any written solicitation or other communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(3)to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder with the corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;
(4)to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys' fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Article IX; and
(5)in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 4, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication (i) of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, or (ii) such failure; and
(D)An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Nominee:
(1)to provide to the corporation such other information and certifications, including completion of the corporation's director questionnaire, as it may reasonably request;
(2)at the reasonable request of the Nominating and Governance Committee to meet with the Nominating and Governance Committee to discuss matters relating to the nomination of such Nominee to the Board of Directors, including the information provided by such Nominee to the corporation in connection with his or her nomination and such Nominee’s eligibility to serve as a member of Board of Directors.
(3)that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the corporation's Corporate Governance Guidelines and Code of Business Conduct and any other corporation policies and guidelines applicable to directors; and
(4)that the Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the corporation that has not been disclosed to the corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”), in each case that has not been disclosed to the corporation; or (iii) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the corporation, with its fiduciary duties under applicable law.
The information and documents required by this Section 5 to be provided by the Nominating Shareholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6 (c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 5 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mailed, received by the Secretary of the corporation.

SECTION 6.	EXCEPTIONS.
(A)Notwithstanding anything to the contrary contained in this Article IX,     the corporation will omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s Supporting Statement), and such nomination shall be disregarded and no vote on such Nominee will occur, and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if:
(1)the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Article IX or the Nominating Shareholder withdraws or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Article IX and shall therefore be disregarded;
(2)the Board of Directors, determines that such Nominee's nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation's securities are traded;
(3)the Nominee was nominated for election to the Board of Directors pursuant to this Article IX at one of the corporation's two preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee;
(4)such Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;
(5)the corporation is notified, or the Board of Directors determines, that a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 4, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Article IX.
(B)Notwithstanding anything to the contrary contained in this Article IX, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors determines that:
(1)such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
(2)such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
(3)the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

The corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▼

CINCINNATI BELL INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2018
WHITE PROXY
 The undersigned hereby appoints Phillip R. Cox, Jakki L. Haussler and Craig F. Maier, each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6¾% Cumulative Convertible Preferred Shares of Cincinnati Bell Inc. held of record by the undersigned at the close of business on March 2, 2018, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related proxy statement has been received. The proxies are directed to vote the shares as indicated on the reverse side.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE INDIVIDUAL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3, AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Cincinnati Bell Inc. Common Shares and 6¾% Cumulative Convertible Preferred Shares for the upcoming Annual Meeting of Shareholders.
YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone - Call toll-free from the U.S. or Canada at (866) 883-2373 on a touch-tone telephone. If outside the U.S. or Canada, call (646) 880-9096. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.
Vote by Internet - Please access https://www.proxyvotenow.com/cbb  and follow the simple instructions provided. Please note you must type an "s" after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had sign and mailed a proxy card.

OR

3.
Vote by Mail - If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Cincinnati Bell Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▼

x	Please mark vote as in this sample

The Board of Directors recommends you vote FOR each of the Company's nominees:				The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
						FOR	AGAINST	ABSTAIN
1.	Election of Directors for one-year terms expiring in 2019. Nominees:			2.	Approval, by a non-binding advisory vote, of our executive officers' compensation.	☐	☐	☐

01.	Phillip R. Cox	06.	Russel P. Mayer	3.	Approval of an amendment to the Company's Amended and Restated Regulations to provide proxy access to our shareholders.	☐	☐	☐
02.	John W. Eck	07.	Theodore H. Torbeck
03.	Leigh R. Fox	08.	Lynn A. Wentworth
04.	Jakki L. Haussler	09.	Martin J. Yudkovitz	4.	Ratification of our Audit and Finance Committee's appointment of our independent registered public accounting firm for 2018.	☐	☐	☐
05.	Craig F. Maier

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the number(s) of the excepted nominee(s) on the line below:
Date: , 2018

Signature
Signature (If Jointly Held)
Title
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such	NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.